UNITED STATES
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Washington, D.C. 20549
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CURT
A30

LCI INDUSTRIES

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

A LETTER FROM OUR BOARD OF DIRECTORS
April 6, 2020
Dear Fellow Stockholders:
You are cordially invited to join us for our 2020 Annual Meeting of Stockholders, which will be held at a corporate office of LCI Industries, at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545 on May 21, 2020 at 9:00 A.M., ET.*
The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the annual meeting. Members of our Board of Directors and executive officer team plan to be present at the meeting and available to answer questions regarding the Company.
Your vote is very important. Whether or not you expect to attend the meeting, we encourage you to submit your proxy through the Internet or by mail. This will ensure that your shares are represented at the meeting. Even if you submit a proxy, you may revoke it at any time before it is voted. If you attend the meeting and wish to vote in person, you will be able to do so even if you have previously submitted a proxy through the Internet or by mail.
We appreciate your continued support of our Company.
Sincerely,
JAMES F. GERO
Chairman of the Board
* We are actively monitoring the health and safety concerns and government recommendations and restrictions relating to the COVID-19 (coronavirus) pandemic. In the event it is not possible or advisable to hold our Annual Meeting at the scheduled date, time, or location, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication (i.e., a virtual-only meeting). In that case, we will issue a press release that will also be filed with the Securities and Exchange Commission as additional soliciting material. Please check the Investor Relations section of the Company’s website at www.lci1.com/investors and the Annual Meeting website at www.proxyvote.com prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.
    2020 PROXY STATEMENT

3501 County Road 6 East
Elkhart, Indiana 46514
Notice of Annual Meeting of Stockholders to be held
May 21, 2020
NOTICE IS HEREBY GIVEN to the holders of common stock of LCI Industries that the Annual Meeting of Stockholders of LCI Industries (the “Company”) will be held at a corporate office of LCI Industries, at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545 on May 21, 2020 at 9:00 A.M., ET*, for the following purposes:
(1)	To elect ten Directors to serve until the next Annual Meeting of Stockholders, each as recommended by the Board of Directors;
(2)	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers as described in the accompanying Proxy Statement;
(3)	To ratify the appointment of KPMG LLP as independent auditor for the Company for the year ending December 31, 2020; and
(4)	To transact such other corporate business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors has fixed March 27, 2020, as the record date for the meeting, and only holders of record of the Company’s common stock at the close of business on that date will be entitled to vote on all matters to be considered at the meeting or any adjournment or postponement thereof.
A list of all stockholders entitled to vote at the meeting will be available for inspection for ten days prior to the meeting at the office of the Company and will be available for inspection at the time and place of the meeting.
By Order of the Board of Directors,
ANDREW J. NAMENYE
Executive Vice President, Chief Legal Officer, and Corporate Secretary
Dated: April 6, 2020
Elkhart, IN
NOTICE TO HOLDERS OF COMMON STOCK

YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,
PLEASE VOTE YOUR SHARES THROUGH THE INTERNET OR, IF YOU RECEIVED A PRINTED COPY OF THE
PROXY CARD BY MAIL, BY SIGNING, DATING, AND MAILING THE PROXY CARD IN THE ENVELOPE PROVIDED.  IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING
TO BE HELD ON MAY 21, 2020.

THIS NOTICE OF ANNUAL MEETING, PROXY STATEMENT, AND
OUR 2019 ANNUAL REPORT TO STOCKHOLDERS,
INCLUDING OUR 2019 ANNUAL REPORT ON FORM 10-K, ARE AVAILABLE AT
HTTP://WWW.PROXYVOTE.COM.
* We are actively monitoring the health and safety concerns and government recommendations and restrictions relating to the COVID-19 (coronavirus) pandemic. In the event it is not possible or advisable to hold our Annual Meeting at the scheduled date, time, or location, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication (i.e., a virtual-only meeting). In that case, we will issue a press release that will also be filed with the Securities and Exchange Commission as additional soliciting material. Please check the Investor Relations section of the Company’s website at www.lci1.com/investors and the Annual Meeting website at www.proxyvote.com prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.
2020 PROXY STATEMENT

Cautionary Note Regarding Forward-Looking Statements
The statements included in this Proxy Statement regarding future performance and results, expectations, plans, strategies, priorities, commitments, and other statements that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based upon current beliefs, expectations, and assumptions and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019. Readers of this Proxy Statement are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
    2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider, and you should read the entire Proxy Statement and our 2019 Annual Report carefully before voting.
2020 ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	May 21, 2020 at 9:00 A.M., ET
Place:	LCI Industries 4100 Edison Lakes Parkway Mishawaka, Indiana 46545*
Record Date:	March 27, 2020
* We are actively monitoring the health and safety concerns and government recommendations and restrictions relating to the COVID-19 (coronavirus) pandemic. In the event it is not possible or advisable to hold our Annual Meeting at the scheduled date, time, or location, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication (i.e., a virtual-only meeting). In that case, we will issue a press release that will also be filed with the Securities and Exchange Commission as additional soliciting material. Please check the Investor Relations section of the Company’s website at www.lci1.com/investors and the Annual Meeting website at www.proxyvote.com prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.
VOTING MATTERS AND BOARD RECOMMENDATION
Voting Matters		Board Recommendation	Page Number with More Information
Proposal 1:	Election of ten Directors	FOR each nominee	9
Proposal 2:	Advisory vote to approve the compensation of the Company’s Named Executive Officers	FOR	44
Proposal 3:	Ratify the appointment of KPMG LLP as independent auditor for the Company for the year ending December 31, 2020	FOR	45
DIRECTOR NOMINEES
Nominee	Age	Director Since	Principal Occupation	Independent	Other Public Boards	Committee Memberships
						A	C	CG&N	R	S&A
James F. Gero*	75	1992	Private Investor	✔	1	✔		✔
Frank J. Crespo	57	2015	Senior Vice President and Chief Supply Chain Officer of Indigo Agriculture, Inc.	✔	0			✔	Chair
Brendan J. Deely	54	2011	Chief Executive Officer of Banner Solutions	✔	0		✔	Chair
Ronald J. Fenech	62	2017	Founder of Grand Design Recreational Vehicle Co.		0				✔	✔
Tracy D. Graham	46	2016	Chief Executive Officer and Managing Principal of Graham-Allen Partners	✔	0		Chair			✔
Virginia L. Henkels	51	2017	Former Executive Vice President, Chief Financial Officer, and Treasurer of Swift Transportation Company	✔	2	Chair	✔
Jason D. Lippert	47	2007	President and Chief Executive Officer of the Company		0
Kieran M. O'Sullivan	58	2015	President, Chief Executive Officer, and Chairman of the Board of CTS Corporation	✔	1	✔		✔	✔
David A. Reed	72	2003	President of a privately-held family investment management company	✔	0	✔				Chair
John A. Sirpilla	53	2019	Founder and Chief Executive Officer of Encourage LLC	✔	0			✔		✔
For more information, visit page 10.
A	Audit
C	Compensation
CG&N	Corporate Governance and Nominating
R	Risk
S&A	Strategy and Acquisition
*	Chairman of the Board
2020 PROXY STATEMENT    1

CORPORATE GOVERNANCE HIGHLIGHTS

CORPORATE GOVERNANCE HIGHLIGHTS
8 of 10 Director Nominees are Independent
Independent Chairman of the Board
Annual Election of All Directors
Directors Elected by Majority Vote in Uncontested Director Elections
Annual Board and Committee Evaluations
Extensive Board Oversight of Risk Management, Including Separate Risk Committee
Board Oversight of Environmental and Social Matters
Non-Employee Directors Regularly Meet Without Management Present
Single Class Voting Structure (One Share, One Vote)
Guidelines for Business Conduct Applicable to All Employees and Directors
Code of Ethics for Senior Financial Officers
No Supermajority Voting Requirements
No Shareholder Rights Plan (Poison Pill)

2019 COMPENSATION
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Jason D. Lippert President and Chief Executive Officer	2019	$1,004,250	$—	$7,567,765	$1,226,253	$297,369	$10,095,637
	2018	$975,000	$—	$4,544,581	$327,982	$145,132	$5,992,695
	2017	$975,000	$—	$7,183,896	$1,966,213	$138,324	$10,263,433
Brian M. Hall Executive Vice President and Chief Financial Officer	2019	$450,000	$—	$789,224	$274,739	$56,817	$1,570,780
	2018	$386,539	$—	$331,138	$43,731	$39,975	$801,383
	2017	$321,154	$—	$294,550	$551,253	$33,940	$1,200,897
Andrew J. Namenye Executive Vice President, Chief Legal Officer, and Corporate Secretary	2019	$412,000	$—	$763,712	$207,581	$54,269	$1,437,562
	2018	$368,269	$215,673	$139,840	$109,327	$35,688	$868,797
Jamie M. Schnur Group President – Aftermarket	2019	$450,000	$200,000	$1,267,413	$305,266	$76,545	$2,299,224
	2018	$401,066	$—	$512,781	$84,098	$44,095	$1,042,040
	2017	$401,066	$—	$379,819	$1,432,427	$46,167	$2,259,479
Nick C. Fletcher Executive Vice President and Chief Human Resources Officer	2019	$400,000	$—	$542,318	$244,213	$57,699	$1,244,230
	2018	$358,517	$—	$116,604	$42,049	$42,619	$559,789
	2017	$358,517	$—	$275,808	$674,698	$41,891	$1,350,914
For more information, visit page 22.
EXECUTIVE COMPENSATION HIGHLIGHTS
Pay for performance
Establish challenging performance goals in incentive plans
Maintain robust stock ownership guidelines for CEO, CFO, and Directors
Require termination of employment in addition to a change in control for accelerated equity vesting (double trigger), beginning 2018
Require non-competition agreement for receipt of equity awards
Subject executives’ cash and equity-based incentives to clawback
Provide limited executive perquisites
Provide no excise tax gross-ups
2    2020 PROXY STATEMENT

ENVIRONMENTAL AND SOCIAL

ENVIRONMENTAL AND SOCIAL
ENVIRONMENTAL
The Company’s approach to sustainability is guided by our passion to protect and invest in the communities that we call home. We integrate sustainability into our everyday actions by conscious resource selection and process improvements that aim to lessen our environmental footprint. Our teams embrace lean initiatives, and we continuously invest in comprehensive training, advanced machinery, and eco-friendly energy alternatives to provide safer processes and a healthier environment.
ECO-FRIENDLY OPERATIONS
400 Tons of Toxic Chemicals Eliminated	We eliminate nearly 400 tons of dangerous Volatile Organic Compounds (VOC) every year by powder-coating our products instead of using coatings comprised of harmful materials.
Over 1 Million Solar KW Hours Produced Per Year
By replacing conventional energy sources with the solar energy produced at our 7 solar operations, we’ve saved:
Gas = 352,003 (Equivalent energy to gallons of gasoline)
Trees = 80,204 (Equivalent number of trees planted to remove equal amount CO2)
Water = 2,268,320 (Gallons of water saved by not using in energy production)

900+ Tons of Plastic Scraps Reground	We regrind more than 900 tons of ABS plastic scraps annually from two thermoforming plants and send them back to our supplier to recycle and reuse.
33,000+ Tons of Recycled Materials
We recycle more than 33,000 tons of materials annually.
Steel = 23,545 tons
Aluminum = 4,278 tons
Cardboard = 2,200 tons
Glass = 71 tons
Officer Paper = 12 tons
Plastic (in Northern Indiana) = 18.85 tons
Wood (in Northern Indiana) = 3,000 tons

OUR CORE VALUES
Our core values define us. Our Company culture and shared values drive our attitudes, behaviors, and actions, every day, at every facility. The Company has a Leadership Development Team dedicated to bringing the Company’s core values to life through transformative company culture initiatives and numerous learning opportunities for our team members.

2020 PROXY STATEMENT    3

ENVIRONMENTAL AND SOCIAL

SOCIAL RESPONSIBILITY
People are our priority and community is our core. We’re striving to make lives better through meaningful relationships with our co-workers, our customers, and our communities. Our team members feel a deeper sense of purpose at work, and we continue to build a better work environment by aligning our cultural and business strategies with the needs of our many team members. We measure success by how we touch the lives of people inside and outside our walls. Our team members drive our social impact philosophy with their passionate hearts and minds. Since 2017, our team members have collectively spent more than 350,000 hours volunteering at non-profit organizations, supporting charitable fundraising events, and caring for our fellow team members in need. Through monetary donations, product donations, and company-wide fundraising events, the Company gives back over $1 million every year to support the needs of our communities.
2019 SOCIAL IMPACT

4    2020 PROXY STATEMENT

PROXY STATEMENT

LCI INDUSTRIES
3501 County Road 6 East
Elkhart, Indiana 46514
PROXY STATEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS
General Information
The Board of Directors of LCI Industries, a Delaware corporation (the “Company,” “we,” “us,” or “our”), is soliciting proxies for use at the Annual Meeting of Stockholders to be held at a corporate office of LCI Industries, at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545 on May 21, 2020 at 9:00 A.M., ET, or any adjournment or postponement thereof, at which holders of record of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 27, 2020 (the “Record Date”), shall be entitled to vote on all matters considered at the meeting.
The Company’s stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”), which was, or will be, sent to stockholders on or about April 6, 2020, containing information on the availability of the proxy materials on the Internet. Stockholders will not receive a printed copy of the proxy materials unless previously requested or requested in the manner described in the Notice. The Notice explains how to access and review this Proxy Statement and our 2019 Annual Report to Stockholders and how you may vote by proxy.
All valid proxies received by the Company (whether by mail or via the Internet) in time for the Annual Meeting will be voted in the manner indicated on the proxies and, if no voting instructions are indicated, “FOR” the Directors named in Proposal 1, and “FOR” Proposals 2 and 3. If specific instructions are indicated, the proxies will be voted in accordance with such instructions. Each proxy may be revoked at any time after it is submitted, except as to matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. A proxy may be revoked by giving written notice of revocation to the Secretary of the Company, by giving a proxy with a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting alone will not revoke a proxy.
If you are the record holder of your shares (that is, you hold shares of the Company’s Common Stock in your own name and not through your broker or another nominee), you may choose to submit your proxy via the Internet. The website to submit your proxy via the Internet is www.proxyvote.com. You may submit your proxy via the Internet 24 hours a day until 11:59 P.M., ET, on May 20, 2020. You will be able to confirm that your instructions have been properly recorded. If your shares are held in “street name” (that is, in the name of a bank, broker, or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Submitting your proxy via the Internet also will be available to stockholders owning shares held in “street name.” If you submit your proxy via the Internet, you do not need to return a proxy card.
Directions to the Annual Meeting may be obtained by contacting our Corporate Secretary.
The cost of solicitation by the Company, including postage, printing, and handling, and the expenses incurred by brokerage firms, custodians, nominees, and fiduciaries in forwarding proxy material to beneficial owners, will be borne by the Company. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls, emails, and personal solicitation. Management may also use the services of Directors and employees of the Company to solicit proxies, without additional compensation.
THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS) IS PART OF THE ANNUAL REPORT TO STOCKHOLDERS THAT ACCOMPANIES THIS PROXY STATEMENT. ADDITIONAL COPIES WILL BE FURNISHED TO ANY STOCKHOLDER WITHOUT CHARGE UPON REQUEST TO THE COMPANY AT 3501 COUNTY ROAD 6 EAST, ELKHART, INDIANA 46514, TELEPHONE (574) 535-1125, E-MAIL LCII@LCI1.COM. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE THROUGH LINKS ON THE COMPANY’S WEBSITE AT WWW.LCI1.COM/INVESTORS AND AT WWW.PROXYVOTE.COM.
2020 PROXY STATEMENT    5

VOTING SECURITIES

VOTING SECURITIES
The Company’s Common Stock trades on the New York Stock Exchange (“NYSE”) under the symbol “LCII.”
Stockholders of record will be entitled to one vote on each matter for each share of Common Stock held on the Record Date. At the close of business on the Record Date, there were 25,133,934 shares of our Common Stock outstanding and eligible to vote at the Annual Meeting. A majority in voting power of the outstanding shares of Common Stock entitled to vote at the meeting must be present or represented by proxy at the meeting in order to have a quorum for the transaction of business. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum.
“Broker non-votes” means shares held of record by a broker for which the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion. Proposals 1 and 2 fall within this category. Accordingly, if you hold your shares in “street name” and wish your shares to be voted on Proposals 1 and 2, you must give your broker voting instructions. Proposal 3 is considered to be a discretionary item, and your broker will be able to vote on this proposal even if it does not receive instructions from you.
If the persons present or represented by proxy at the meeting constitute the holders of less than a majority in voting power of the outstanding shares of Common Stock as of the Record Date, the Annual Meeting may be adjourned by the stockholders who are present, by a majority in voting power thereof, to a subsequent date for the purpose of obtaining a quorum. Votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and, if applicable, broker non-votes.
Vote Required on Proposals
The votes required to approve each of the proposals, and the impact of abstentions and broker non-votes, if any, on each of the proposals, are as follows:
Proposal Number	Subject	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
1	Election of Directors
A nominee must receive a majority of the votes cast with respect to his or her election, which means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee.
Abstentions and broker non-votes will not affect the outcome of this proposal.
2	Advisory vote on executive compensation
Approval by the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock that are present in person or by proxy at the meeting and entitled to vote thereon.
Abstentions will have the same effect as votes cast against this proposal. Broker non-votes will not affect the outcome of this proposal.
3	Ratification of appointment of auditors
Approval by the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock that are present in person or by proxy at the meeting and entitled to vote thereon.
Abstentions will have the same effect as votes cast against this proposal. Broker non-votes will not affect the outcome of this proposal.
We are not currently aware of any other business to be acted upon at the Annual Meeting. If, however, other matters are properly brought before the meeting, or any adjournment or postponement of the meeting, your proxy includes a grant of discretionary authority to the individuals appointed to vote your Common Stock or act on those matters according to their best judgment, including to adjourn the Annual Meeting.
Recommendations of the Board of Directors
The Board of Directors recommends that you vote:
FOR	each of the nominees for the Board of Directors named in this Proxy Statement (Proposal 1).
FOR	advisory approval of the compensation of the Company’s Named Executive Officers as described in this Proxy Statement (Proposal 2).
FOR	ratification of the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2020 (Proposal 3).
6    2020 PROXY STATEMENT

VOTING SECURITIES

Principal Holders of Voting Securities
Set forth below is information with respect to each person known to the Company on March 27, 2020, to be the beneficial owner of more than 5% of any class of the Company’s voting securities. Unless otherwise noted, the stockholders listed in the table have sole voting and investment power with respect to the shares of Common Stock owned by them.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Approximate Percent of Class(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	3,984,366	15.9%
The Vanguard Group, Inc.(3) 100 Vanguard Boulevard Malvern, PA 19355	2,603,792	10.4%
Neuberger Berman Group LLC(4) Neuberger Berman Investment Advisers LLC 1290 Avenue of the Americas New York, NY 10104	1,378,440	5.5%
JPMorgan Chase & Co(5) 383 Madison Avenue New York, NY 10179	1,279,276	5.1%
(1)
Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (“SEC”), and includes general voting power and/or investment power with respect to securities. The approximate percent of class is determined based on the number of outstanding shares of the Company’s common stock on March 27, 2020.

(2)
Based on information reported to the SEC in an amended Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on February 4, 2020, reflecting beneficial ownership as of December 31, 2019. BlackRock had sole voting power over 3,887,532 shares and sole dispositive power over 3,984,366 shares.

(3)
Based on information reported to the SEC in an amended Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard”) on February 12, 2020, reflecting beneficial ownership as of December 31, 2019. Vanguard had sole voting power over 51,372 shares and sole dispositive power over 2,551,539 shares. Vanguard had shared voting power over 3,974 shares and shared dispositive power over 52,253 shares.

(4)
Based on information reported to the SEC in an amended Schedule 13G filed by Neuberger Berman Group LLC (“Neuberger”) on February 13, 2020, reflecting beneficial ownership as of December 31, 2019. Neuberger and its affiliates may be deemed to be beneficial owners of securities because they, or certain affiliated persons, have shared power to retain, dispose of, or vote the securities of unrelated clients. Neuberger and its affiliates had shared voting power over 1,367,130 shares and shared dispositive power over 1,378,440 shares. Neuberger or its affiliated persons do not, however, have any economic interest in the securities of those clients. The clients have the sole right to receive, and the power to direct, the receipt of dividends from or proceeds from the sale of such securities. No one client has an interest of more than 5% of the Company.

(5)
Based on information reported to the SEC in an amended Schedule 13G filed by JPMorgan Chase & Co (“JPMorgan”) on January 15, 2020, reflecting beneficial ownership as of December 31, 2019. JPMorgan had sole voting power over 1,195,459 shares and sole dispositive power over 1,279,276 shares.

2020 PROXY STATEMENT    7

VOTING SECURITIES

Security Ownership of Certain Beneficial Owners and Management
Set forth below is information with respect to beneficial ownership as of March 27, 2020, of the Company’s voting securities by each Director, each of whom is a nominee for election, by each of our executive officers named in the Summary Compensation Table herein, and by all current Directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment power with respect to the shares of Common Stock owned by them, and their address is c/o LCI Industries, 3501 County Road 6 East, Elkhart, Indiana 46514.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Approximate Percent of Class(1)
Frank J. Crespo	11,609(2)	*
Brendan J. Deely	17,303(3)	*
Ronald J. Fenech	25,029(4)	*
James F. Gero	302,670(5)	1.2%
Tracy D. Graham	8,850(3)	*
Virginia L. Henkels	7,509(6)	*
Jason D. Lippert	282,193(7)	1.1%
Kieran M. O'Sullivan	11,145(3)	*
David A. Reed	21,114(3)	*
John A. Sirpilla	1,000(8)	*
Brian M. Hall	10,691(7)	*
Andrew J. Namenye	1,194(7)	*
Jamie M. Schnur	20,657(7)	*
Nick C. Fletcher	1,818(7)	*
All current Directors and executive officers as a group (14 persons)	722,781	2.9%
*	Represents less than 1% of the outstanding shares of Common Stock.
(1)
Beneficial ownership is determined in accordance with rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of Common Stock subject to deferred stock units (“DSUs”), restricted stock units (“RSUs”), and performance stock units (“PSUs”) that vest within 60 days of March 27, 2020, are deemed to be outstanding for the purpose of computing the amount of beneficial ownership and percentage ownership of the person holding such equity units, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)
Includes 1,651 RSUs granted in May 2019, plus dividend equivalents thereon, that are scheduled to vest within 60 days of March 27, 2020. Excludes 1,269 DSUs, plus dividend equivalents thereon, not issuable within 60 days.

(3)	Includes 1,651 RSUs granted in May 2019, plus dividend equivalents thereon, that are scheduled to vest within 60 days of March 27, 2020.
(4)
Includes 1,651 RSUs granted in May 2019, plus dividend equivalents thereon, that are scheduled to vest within 60 days of March 27, 2020. Excludes 1,074 DSUs, plus dividend equivalents thereon, not issuable within 60 days.

(5)
Mr. Gero shares voting and dispositive power with respect to such shares with his wife. Includes 1,651 RSUs granted in May 2019, plus dividend equivalents thereon, that are scheduled to vest within 60 days of March 27, 2020. Excludes 2,242 DSUs, plus dividend equivalents thereon, not issuable within 60 days.

(6)
Includes 1,651 RSUs granted in May 2019, plus dividend equivalents thereon, that are scheduled to vest within 60 days of March 27, 2020. Excludes 1,308 DSUs, plus dividend equivalents thereon, not issuable within 60 days.

(7)	Excludes the following respective equity units that are not issuable within 60 days:
	RSUs	PSUs
Jason D. Lippert	66,440	72,506
Brian M. Hall	7,612	10,561
Andrew J. Namenye	7,811	8,643
Jamie M. Schnur	11,318	10,644
Nick C. Fletcher	5,384	6,568
(8)	Excludes 708 RSUs not issuable within 60 days.
8    2020 PROXY STATEMENT

Proposal 1. ELECTION OF DIRECTORS

Proposal 1. ELECTION OF DIRECTORS
The business and affairs of the Company are managed under the direction of our Board of Directors. The Company’s Restated Certificate of Incorporation currently provides that the number of Directors shall consist of not less than three nor more than twelve persons. Our bylaws provide that the number of Directors, not less than three nor more than twelve persons, shall be determined from time to time by resolution of the Board. The Board of Directors currently consists of ten Directors. As discussed further below, it is proposed that, at the 2020 Annual Meeting, the stockholders elect a Board of ten Directors to serve for a term of one year or until their successors are elected and qualify. Proxies cannot be voted for a greater number of persons than ten, which is the number of nominees named in this Proxy Statement.
The Company’s bylaws require Directors to be elected under a majority voting standard in uncontested elections. In any contested election, Directors will be elected by a plurality vote. In an uncontested election, which the election of Directors at the 2020 Annual Meeting will be, each of the nominees, as an incumbent director, was required to submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in his or her election, and (ii) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose. In the event a nominee in an uncontested election fails to receive a majority of the votes cast, the Corporate Governance and Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent Director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Corporate Governance and Nominating Committee in making its recommendation, and the Board of Directors in making its decision, each may consider any factors and other information that they consider appropriate and relevant. If the Board of Directors accepts a Director's resignation pursuant to this process, the Board of Directors may fill the resulting vacancy.
Director Qualifications and Selection Process
The Corporate Governance and Nominating Committee of the Board leads the search for individuals qualified to become Directors and selects nominees to be presented for stockholder approval at each Annual Meeting. The Committee considers candidates for Board membership suggested by members of the Committee and other Board members, as well as by Management and stockholders. In this regard, the Corporate Governance and Nominating Committee considers the composition of the Board with respect to experience, balance of professional interests, required expertise, and other factors. In addition, the Committee will endeavor to include candidates who reflect diverse backgrounds, including diversity of race, ethnicity, and gender, when assembling an initial pool of qualified candidates from which to fill Board vacancies. The objective of the Committee will be to identify and recommend the most capable candidates who have experience in the areas of expertise needed at that time and meet the criteria for nomination.
The Corporate Governance and Nominating Committee uses the same criteria for evaluating candidates suggested by stockholders as it does for those proposed by Board members or Management. To be considered for membership on the Board, a candidate must meet the following criteria, which are also set forth in the Company’s Governance Principles: (a) should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the stockholders; (b) should have an inquisitive and objective perspective, practical wisdom, and mature judgment; (c) must be willing to devote sufficient time to carry out his or her duties and responsibilities effectively; (d) should be committed to serving on the Board for an extended period of time; (e) should be prepared to resign in the event of any significant change in his or her personal circumstances which may impair his or her ability to effectively serve on the Board; (f) Directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Company’s Board; and (g) Directors who are not CEOs or equivalent should not serve on more than four boards of public companies in addition to the Company’s Board.
The Corporate Governance and Nominating Committee seeks candidates who have demonstrated exceptional ability and judgment and who can, in conjunction with other Directors, most effectively serve the long-term interests of our stockholders. The particular experience, qualifications, and skills of each nominee described on pages 10 through 13 of this Proxy Statement reflect that our Board, taken as a whole, provides a broad diversity of knowledge of our Company and industry, expertise in finance and investment, experience with technology-based and growth-oriented companies and global markets, competence in accounting and financial reporting, and leadership in business and with socially-responsible organizations.
In conjunction with the Board's director succession planning process, in 2019, the Corporate Governance and Nominating Committee recommended to the Board the appointment of a new independent director. In November 2019, the Board determined to increase the size of the Board from nine to ten members, and appointed John A. Sirpilla as an independent director, to serve as such until the 2020 Annual Meeting. The Board of Directors currently consists of ten members, and the Corporate Governance and Nominating Committee recommended to the Board each of those Directors as the nominees for election as Directors as set forth herein. No candidates for Director nominees were submitted to the Committee by any stockholder in connection with the 2020 Annual Meeting.
2020 PROXY STATEMENT    9

Proposal 1. ELECTION OF DIRECTORS

Stockholders may propose nominees for consideration by the Corporate Governance and Nominating Committee by submitting the names of such nominees and supporting information to:
Secretary
LCI Industries
4100 Edison Lakes Parkway
Suite 210
Mishawaka, Indiana 46545
The proposed nominee must meet the qualifications for Directors described above and in the Company’s Governance Principles.
In addition, any stockholder who wishes to nominate a Director candidate at an annual meeting may do so by following the procedures and providing the information set forth under “Stockholder Proposals for the 2021 Annual Meeting” and in Section 1.13 of the Company’s bylaws.
Our Director Nominees
Following the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated the ten persons named below for election to the Board of Directors at the Annual Meeting. Each of Messrs. Gero, Crespo, Deely, Fenech, Graham, Lippert, O’Sullivan, and Reed and Ms. Henkels were elected to his or her present term of office at the Annual Meeting of Stockholders held on May 23, 2019. As described above, Mr. Sirpilla was appointed as a Director by the Board in November 2019.

Committees: Audit; Corporate Governance and Nominating	James F. Gero

Mr. Gero, 75, Chairman of the Board of Directors, has been a member of our Board of Directors since 1992. Mr. Gero is a private investor and served as Chairman of the Board of Orthofix International, N.V., a publicly-owned international supplier of orthopedic devices for bone fixation and stimulation, from 2004 to December 2013. Mr. Gero also serves as a director of Intrusion, Inc., a publicly-owned supplier of security software.

Mr. Gero has extensive experience with respect to corporate management and leadership, strategic planning, and compensation matters, and has public company board experience.

	Total Career Experience:	Total Board Experience:
	52 Years	35 Years

Committees: Corporate Governance and Nominating; Risk (chair)	Frank J. Crespo

Mr. Crespo, 57, has been a member of our Board of Directors since 2015. Mr. Crespo has been Senior Vice President and Chief Supply Chain Officer of Indigo Agriculture, Inc., a privately owned agricultural technology company that works to improve grower profitability, environmental sustainability, and consumer health through the use of natural microbiology and digital technologies, since April 2018. Prior to joining Indigo Agriculture, he served as Vice President and Chief Procurement Officer of Caterpillar, Inc., a publicly-owned manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines, and diesel-electric locomotives, from 2010 to 2018, and served as Vice President and Chief Procurement Officer of Honeywell International, Inc., a global diversified technology and manufacturing company, from 2007 to 2010.

Mr. Crespo has over 30 years of executive and leadership experience in procurement, supply chain, and logistics in global electronics, high technology, and industrial markets for marquee and publicly-owned corporations, as well as with the U.S. Navy.

	Total Career Experience:	Total Board Experience:
	36 Years	10 Years
10    2020 PROXY STATEMENT

Proposal 1. ELECTION OF DIRECTORS

Committees: Compensation; Corporate Governance and Nominating (chair)	Brendan J. Deely

Mr. Deely, 54, has been a member of our Board of Directors since 2011. Mr. Deely has been the Chief Executive Officer of Banner Solutions, a leading wholesaler of commercial, residential, and electronic access control door hardware and security products, since April 2018. From 2016 to March 2018, he was an independent director and then President and Chief Executive Officer of A.H. Harris Construction Supplies, a leading distributor of construction supplies and equipment. From 2004 until December 2014, Mr. Deely was President and Chief Executive Officer of L&W Supply Corporation, a subsidiary of USG Corporation, and from 2008 until November 2014, he was Senior Vice President of USG Corporation, a publicly-owned manufacturer and distributor of high-performance building systems. For more than five years prior thereto, Mr. Deely held various executive positions with USG Corporation and its subsidiaries. He is a current Board member of Dayton Superior Corporation, a leading single-source provider of concrete accessories, chemicals, and forming products for the non-residential construction industry.

Mr. Deely has extensive experience with respect to corporate management, operations, and compensation matters, and extensive experience with social responsibility organizations.

	Total Career Experience:	Total Board Experience:
	32 Years	9 Years

Committees: Strategy and Acquisition; Risk	Ronald J. Fenech

Mr. Fenech, 62, has been a member of our Board of Directors since 2017. Mr. Fenech co-founded Grand Design Recreational Vehicle Co. in 2012, a fast-growing manufacturer of towable RVs that was acquired in 2016 by Winnebago Industries. Prior to forming Grand Design, he held several executive positions at Thor Industries, Inc., the sole owner of operating subsidiaries that manufacture recreational vehicles, including Senior Group President of Thor Industries from January 2010 to 2012, and President of Keystone RV Company following its acquisition by Thor Industries in November 2001 until January 2010. Mr. Fenech has over 30 years of experience in the RV industry covering a broad range of positions with several companies.

Mr. Fenech has extensive experience with respect to corporate management, leadership, and strategic planning, and he has particular knowledge of the industries to which we sell our products.

	Total Career Experience:	Total Board Experience:
	30 Years	11 Years

Committees: Compensation (chair); Strategy and Acquisition	Tracy D. Graham

Mr. Graham, 46, has been a member of our Board of Directors since 2016. Mr. Graham is Chief Executive Officer and Managing Principal of Graham-Allen Partners, a private investment firm focused on investing in technology and technology-enabled companies. Prior to forming Graham-Allen Partners in 2009, he served as Vice President of SMB Technology Services for Cincinnati Bell, one of the nation’s leading regionally-focused local exchange, wireless, and data center providers. Mr. Graham also successfully built and sold three technology companies over a 12-year period, including GramTel USA, Inc., a provider of managed data center and related services to mid-sized businesses, which was sold to Cincinnati Bell. Mr. Graham is a director of 1st Source Bank, and during a three-year term that expired in 2015, was a director of 1st Source Corporation, a publicly-owned bank holding company headquartered in South Bend, Indiana. He also serves on the board of directors of The Horton Group, a national insurance, employee benefits, and risk advisory firm.

Mr. Graham has over 20 years of executive and leadership experience with technology-based and growth-oriented companies, as well as his multifaceted understanding of the data technology and cybersecurity issues facing businesses today.

	Total Career Experience:	Total Board Experience:
	24 Years	22 Years
2020 PROXY STATEMENT    11

Proposal 1. ELECTION OF DIRECTORS

Committees: Audit (chair); Compensation	Virginia L. Henkels

Ms. Henkels, 51, has been a member of our Board of Directors since 2017. From 2008 to 2017, Ms. Henkels served as Executive Vice President, Chief Financial Officer, and Treasurer of Swift Transportation Company, a then publicly-traded transportation services company, where she led numerous capital market transactions, including its 2010 initial public offering. She also held various finance and accounting leadership positions with increasing responsibilities since 2004 at Swift Transportation and from 1990 to 2002 at Honeywell International, Inc., a global diversified technology and manufacturing company, including as Worldwide Revenue Chain and Finance Six Sigma Leader and Director of Financial Planning and Analysis at Honeywell International’s Industry Solutions division. Ms. Henkels is currently a member of the National Association of Corporate Directors and the Women’s Corporate Director organizations. Ms. Henkels also serves on the board of directors of Viad Corp., a publicly traded full-service live events and travel experience company, and Echo Global Logistics, Inc., a publicly traded provider of technology-enabled transportation and supply chain management solutions.

Formerly a CPA, Ms. Henkels has extensive experience with finance, accounting, capital markets, and investor relations, as well as experience in strategy development, risk management, mergers and acquisitions, audit, corporate culture, and corporate governance.

	Total Career Experience:	Total Board Experience:
	30 Years	3 Years

Jason D. Lippert

Mr. Lippert, 47, has been a member of our Board of Directors since 2007. Mr. Lippert became Chief Executive Officer of the Company in May 2013, was appointed President of the Company in May 2019, and has been Chief Executive Officer of Lippert Components, Inc. since February 2003. Mr. Lippert has over 20 years of experience with the Company and its subsidiaries, and has served in a wide range of leadership positions.

Mr. Lippert has particular knowledge of the industries and customers to which we sell our products, as well as extensive experience with strategic planning, acquisitions, marketing, manufacturing, and sale of our products.

Total Career Experience:	Total Board Experience:
26 Years	17 Years

Committees: Audit; Corporate Governance and Nominating; Risk	Kieran M. O’Sullivan

Mr. O’Sullivan, 58, has been a member of our Board of Directors since 2015. Mr. O'Sullivan is President, Chief Executive Officer, and Chairman of the Board of CTS Corporation, a publicly-owned designer and manufacturer of electronic components and sensors to original equipment manufacturers in the automotive, communications, medical, defense and aerospace, industrial, and computer markets. Prior to joining CTS in 2013, he served as Executive Vice President of Continental AG’s Global Infotainment and Connectivity Business and led the NAFTA Interior Division, having joined Continental AG, a global automotive supplier, in 2006.

Mr. O’Sullivan has over 25 years of leadership experience in operations, strategy, mergers and acquisitions, and finance roles in the manufacturing services, electronics, and automotive business segments, experience in global markets, as well as experience as a sitting President and Chief Executive Officer of a publicly-owned corporation.

	Total Career Experience:	Total Board Experience:
	30 Years	7 Years
12    2020 PROXY STATEMENT

Proposal 1. ELECTION OF DIRECTORS

Committees: Audit; Strategy and Acquisition (chair)	David A. Reed

Mr. Reed, 72, has been a member of our Board of Directors since 2003. Mr. Reed is President of a privately-held family investment management company. Mr. Reed retired as Senior Vice Chair for Ernst & Young LLP in 2000 where he held several senior U.S. and global operating, administrative, and marketing roles in his 26-year tenure with the firm. He served on Ernst & Young LLP’s Management Committee and Global Executive Council from 1991 to 2000. His experience includes service as a director for several publicly-owned, venture capital, and private equity-based companies since 2000.

Mr. Reed has accounting and financial acumen, with particular knowledge of financial reporting and taxation, and has public company board experience.

	Total Career Experience:	Total Board Experience:
	38 Years	20 Years

Committees: Corporate Governance and Nominating; Strategy and Acquisition	John A. Sirpilla

Mr. Sirpilla, 53, has been a member of our Board of Directors since 2019. Mr. Sirpilla is Chief Executive Officer and the founder of Encourage LLC, a small family office focused on investing in retail, medical development, and health management. From 2003 to 2012, Mr. Sirpilla served as President of Camping World Accessory Stores, a 140-store nationwide retail chain serving the RV industry. In 2012, Mr. Sirpilla was promoted to Chief Business Development Officer for the parent company of Camping World and Good Sam, where he led store operations, logistics, and new business development until his retirement in 2017. Mr. Sirpilla is a current Board member of the Pro Football Hall of Fame, Aultman Health Foundation, TecTraum Inc., and the Pregnancy Support Center, and serves as Chairman of the Board for the Stark County Catholic Schools.

Mr. Sirpilla has over 30 years of executive and leadership experience in the RV industry, as well as extensive knowledge and expertise in investments and strategic planning.

	Total Career Experience:	Total Board Experience:
	32 Years	25 Years
Unless contrary instructions are indicated, the persons named as proxies in the form of proxy solicited from holders of the Common Stock will vote for the election of the nominees indicated above. If any such nominees should be unable or unwilling to serve, the persons named as proxies will vote for such other person or persons as may be proposed by the Board of Directors. The Board of Directors has no reason to believe that any of the named nominees will be unable or unwilling to serve.
The Board of Directors recommends a vote FOR election of each of the ten Director nominees.
2020 PROXY STATEMENT    13

CORPORATE GOVERNANCE AND RELATED MATTERS

CORPORATE GOVERNANCE AND RELATED MATTERS
Statement Regarding Corporate Governance
The Company regularly monitors developments in the area of corporate governance, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform Act of 2010 (the “Dodd-Frank Act”), and rules promulgated by the SEC and the NYSE. The Company complies with all laws and rules applicable to corporate governance, and has continually implemented “best practices” as the Company deems appropriate to protect and enhance stockholders’ interests.
The Company’s Governance Principles, as well as the Charters of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Risk Committee, and the Strategy and Acquisition Committee, and the Key Practices of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee, in addition to the Company’s Guidelines for Business Conduct, Code of Ethics for Senior Financial Officers, and Whistleblower Policy, can be accessed on the Company’s website at www.lci1.com/investors under “Governance - Governance Documents.” A copy of any corporate governance document will be furnished, without charge, upon written request to Secretary, LCI Industries, 4100 Edison Lakes Parkway, Suite 210, Mishawaka, Indiana 46545. Information on our website is not incorporated by reference into this Proxy Statement.
Board of Directors and Director Independence
Directors are elected annually by the Company’s stockholders for one-year terms. The Board currently consists of eight independent Directors, one Director, Jason D. Lippert, who is employed by the Company as its President and Chief Executive Officer, and one Director, Ronald J. Fenech, who is affiliated with a customer of the Company.
The Board of Directors reviews at least annually the independence of each Director. During these reviews, the Board considers transactions and relationships between each Director (and his or her immediate family and affiliates) and the Company and Management to determine whether any such transactions or relationships are inconsistent with a determination that the Director is independent. The review is based primarily on responses of the Directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation, and other relationships. In reviewing the independence of the Directors, the Board applies the standards that it has adopted to assist it in making determinations of independence and that are contained in the Company’s Governance Principles, which are available on the Company’s website at www.lci1.com/investors under “Governance - Governance Documents.” In March 2020, the Board determined that none of Messrs. Gero, Crespo, Deely, Graham, O’Sullivan, Reed, or Sirpilla, nor Ms. Henkels, has any material relationship with the Company or its subsidiaries. Accordingly, the Board has determined that each of these eight Directors meets the “independence” standards of the NYSE.
As part of its review of the independence of the Directors, the Board considered the fact that one of the Company’s customers is an entity that manufactures pontoon boats, Barletta Boat Company, LLC (“Barletta”). The President and 38% owner of Barletta, William Fenech, is the brother of Ronald Fenech, one of our Directors. Ronald Fenech is also a co-owner of Barletta, holding a 38% ownership interest, and is a director of that entity. Although the purchases by Barletta from the Company were, and future purchases will be, entered into in the ordinary course of business on an arm's length basis, and contained, and will contain, customary terms and conditions on substantially the same terms as comparable transactions with unrelated third parties, in 2019, Barletta paid the Company amounts that exceed the limitation in the director “independence” standards of the NYSE. As a result, the Board determined that Mr. Fenech is not an independent Director. Mr. Fenech does not serve on the Audit Committee, Compensation Committee, or Corporate Governance and Nominating Committee.
The independent Directors have complete access to, and are encouraged to communicate with, the Company’s Chief Executive Officer and any other executives of the Company. During the year ended December 31, 2019, the Board of Directors held eight meetings. All Directors attended at least 75% of the regularly scheduled and special meetings of the Board and the Board committees on which they served.
Board members are expected to attend the Company’s annual meetings. At the Company’s 2019 Annual Meeting, all Directors standing for election were present.
Leadership Structure
The Company has continuously maintained separate positions for Chairman of the Board and for Chief Executive Officer in order to provide an independent and unbiased level of review and oversight of senior management. James F. Gero currently serves as Chairman of the Board, and Jason D. Lippert serves as President and Chief Executive Officer. The Chairman of the Board coordinates the activities of the independent Directors, serves as a liaison on Board-related issues between the independent Directors and the Chief Executive Officer, and performs any other duties and responsibilities that the Board of Directors may determine. While the Board elects a Chairman of the Board annually, it is generally expected that he or she will serve for more than one year.
14    2020 PROXY STATEMENT

CORPORATE GOVERNANCE AND RELATED MATTERS

The role of the Chairman of the Board also includes:
•	presiding at executive sessions, with the authority to call meetings of the non-employee Directors;
•	advising on the selection of committee chairs;
•	approving the agenda, schedule, and information sent to the Directors for Board meetings and assuring that there is sufficient time for discussion of all items on Board meeting agendas;
•	working with the CEO to prepare a schedule of strategic discussion items; and
•	guiding the Board’s governance processes, including the annual Board self-evaluation and succession planning.
The Board periodically reviews its leadership structure to evaluate whether it remains appropriate for the Company.
Executive Sessions
The non-employee Directors meet regularly in executive sessions without Management. An executive session is held in conjunction with each regularly scheduled Board meeting and is led by the Chairman of the Board. At least once a year, a meeting of only the independent Directors is held. Additional executive sessions may be called by the Chairman of the Board in his discretion or at the request of the Board.
Board Committees
The Company has five standing committees of the Board of Directors: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Risk Committee, and the Strategy and Acquisition Committee. All members of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee are independent Directors who meet the independence and experience standards of the NYSE and the SEC. The Board annually selects the Directors who serve on the committees. Each committee functions pursuant to a written Charter and, other than the Risk Committee and Strategy and Acquisition Committee, written Key Practices adopted by the Board of Directors and reviewed annually by each committee.
The following table reflects the current membership of each Board Committee:
Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Risk Committee	Strategy and Acquisition Committee
James F. Gero
Frank J. Crespo
Brendan J. Deely
Ronald J. Fenech
Tracy D. Graham
Virginia L. Henkels
Kieran M. O'Sullivan
David A. Reed
John A. Sirpilla
2020 PROXY STATEMENT    15

CORPORATE GOVERNANCE AND RELATED MATTERS

Audit Committee Committee Members Virginia L. Henkels James F. Gero Kieran M. O’Sullivan David A. Reed Number of meetings in 2019: 7	Key Responsibilities

The purpose of the Audit Committee of the Board of Directors is to assist the Board in its oversight of (i) the conduct of the Company’s financial reporting processes and the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independence, qualifications, and performance of the Company’s independent auditor; (iv) the adequacy and effectiveness of the Company’s systems of internal control over financial reporting and disclosure controls and procedures, and the performance of the Company’s internal audit function; and (v) the Company’s compliance with ethical standards adopted by the Company. The Committee also prepares an annual report for inclusion in the Company’s Proxy Statement. The Audit Committee selects the Company’s independent auditor, which selection is submitted to the stockholders for ratification in this Proxy Statement. See “Proposal 3. Ratification of Appointment of Auditors.”

All of the Audit Committee members meet the independence and experience requirements of the NYSE and the SEC. Ms. Henkels serves as Chair of the Audit Committee, and each member of the Committee has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the SEC. This Committee held seven meetings during the year ended December 31, 2019.

Compensation Committee Committee Members Tracy D. Graham Brendan J. Deely Virginia L. Henkels Number of meetings in 2019: 6	Key Responsibilities

The purpose of the Compensation Committee of the Board of Directors is (i) to assist the Board in discharging its responsibilities in respect of compensation of the Company’s executive officers; and (ii) to prepare an annual report on executive compensation for inclusion in the Company’s Proxy Statement.

The Compensation Committee is responsible for reviewing the performance and development of the Company’s Management in achieving corporate goals, and to ensure that the Company’s senior executives are compensated consistent with the long-term objectives of the Company as well as competitive practices. This Committee provides oversight and guidance in the development of compensation and benefit programs for senior executives of the Company, determines the compensation terms for the Company’s Chief Executive Officer and other executive officers, administers the LCI Industries Equity Award and Incentive Plan, as Amended and Restated (the “2011 Plan”) and the LCI Industries 2018 Omnibus Incentive Plan (the “2018 Plan”), approves equity awards, and coordinates with the Corporate Governance and Nominating Committee with respect to compensation of Directors. The Compensation Committee approved the compensation, consisting of salary, incentive bonus, equity awards, and benefits paid for 2019 to the “Named Executive Officers.” See “Executive Compensation - Compensation Discussion and Analysis.”

Mr. Graham serves as Chairman of the Compensation Committee. All members of the Compensation Committee meet the independence requirements of the NYSE and the SEC. This Committee held six meetings during the year ended December 31, 2019.

16    2020 PROXY STATEMENT

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance and Nominating Committee Committee Members Brendan J. Deely Frank J. Crespo James F. Gero Kieran M. O’Sullivan John A. Sirpilla Number of meetings in 2019: 2	Key Responsibilities

The purpose of the Corporate Governance and Nominating Committee of the Board of Directors is to assist the Board in (i) identifying qualified individuals to become Board members; (ii) determining the composition of the Board of Directors and its Committees; (iii) monitoring a process to assess Board effectiveness; (iv) developing and implementing the Company’s corporate governance principles and business guidelines; and (v) evaluating potential candidates for executive positions. The Corporate Governance and Nominating Committee oversees the development of executive succession plans, coordinates with the Compensation Committee with respect to compensation of Directors, reviews and approves related person transactions, and resolves any conflicts of interest involving a Director. The Committee also reviews and, if necessary, recommends revisions to the Company’s Guidelines for Business Conduct, Code of Ethics for Senior Financial Officers, and other governance policies adopted from time to time.

The Corporate Governance and Nominating Committee leads the search for individuals qualified to become Directors and selects nominees to be presented for stockholder approval at each Annual Meeting of Stockholders and to fill vacancies on the Board of Directors. See “Proposal 1. Election of Directors - Director Qualifications and Selection Process.”

Mr. Deely serves as Chairman of the Corporate Governance and Nominating Committee. This Committee held two meetings during the year ended December 31, 2019.

Risk Committee Committee Members Frank J. Crespo Ronald J. Fenech Kieran M. O’Sullivan Number of meetings in 2019: 4	Key Responsibilities

The purpose of the Risk Committee is to provide oversight of Company-wide risk management practices to assist the Board in (i) overseeing that the executive team has identified and assessed all the risks that the organization faces and has established a risk management infrastructure capable of addressing those risks; (ii) overseeing in conjunction with other Board-level committees or the full Board, if applicable, risk, such as strategic, financial, credit, market, liquidity, cyber and physical security, property, information technology, legal, regulatory, reputational, and other risks; (iii) overseeing the division of risk-related responsibilities to each Board committee as clearly as possible and performing a gap analysis to determine that the oversight of any risks are not missed; and (iv) in conjunction with the full Board, approving the Company’s enterprise-wide risk management framework. The Company faces a number of material risks, including financial and operational risks. Accordingly, the Company conducts regular enterprise risk management reviews to identify and assess these risks, and to implement effective plans to manage them.

Mr. Crespo serves as Chairman of the Risk Committee. This Committee held four meetings during the year ended December 31, 2019.

2020 PROXY STATEMENT    17

CORPORATE GOVERNANCE AND RELATED MATTERS

Strategy and Acquisition Committee Committee Members David A. Reed Ronald J. Fenech Tracy D. Graham John A. Sirpilla Number of meetings in 2019: 12	Key Responsibilities

The purpose of the Strategy and Acquisition Committee is to assist the Board in fulfilling its oversight responsibilities relating to the formulation and execution of strategy for the Company, risks and opportunities relating to such strategy, and strategic decisions regarding investments, acquisitions, and divestitures by the Company. The Strategy and Acquisition Committee (i) works with Management in the development of the Company’s strategy; (ii) monitors execution of the Company’s strategic plan, both domestically and internationally, against stated goals and objectives, and provides guidance and feedback as necessary; (iii) in conjunction with Management, develops an acquisition strategy that aligns with the Company’s long-term strategic plan; (iv) reviews each proposed acquisition by the Company above an established threshold in the context of various factors, including whether to recommend approval of the acquisition; (v) from time to time, reviews and recommends to the Board of Directors whether to exit an existing business or dispose of assets; and (vi) reviews and analyzes actions and results against stated goals and objectives.

Mr. Reed serves as Chairman of the Strategy and Acquisition Committee. This Committee held twelve meetings during the year ended December 31, 2019.

Compensation-Related Risk
To identify risks that could be created by our compensation policies and practices, the Compensation Committee reviews enterprise risk management assessments and evaluates our controls to determine if they adequately mitigate compensation-related risks. If appropriate, controls are modified or supplemented. The Compensation Committee assessed our executive compensation programs, and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes our executive compensation programs, including the design of long-term incentive plans, oversight by the Compensation Committee, and sufficiency of control features, prevent unintentional material risk. In addition, stock ownership guidelines, the long-term nature of equity awards, share retention, and incentive compensation forfeiture, taken together, motivate Management to carefully consider risk in making business decisions and evaluating growth opportunities, and mitigate excessive risk-taking to achieve short-term results.
Compensation Recoupment Policy
The Board of Directors has adopted a compensation recoupment policy for executive officers that allows for the recovery of performance-based compensation amounts paid under an incentive compensation plan, including any discretionary bonus amounts and equity awards under the 2011 Plan or the 2018 Plan, or any successor plan, the amount, payment, and/or vesting of which was calculated based wholly, or in part, on the application of financial performance criteria. The policy applies in the event there is a required financial restatement due to material noncompliance with any financial reporting requirements under the securities laws, as determined by the Board of Directors, which results in performance-based compensation that would have been a lower amount if such compensation had been calculated based on such restated results. The policy is administered by the Compensation Committee, as more fully described in the policy, which is included in the Compensation Committee Key Practices.
Director Stock Ownership Requirements
To help align the personal interests of non-employee Directors with the interests of stockholders, all non-employee Directors are required to hold Company Common Stock, RSUs, or DSUs equivalent to 5x each non-employee Director’s annual cash retainer (exclusive of any cash retainer for serving as a Board or Committee chair). Equity interests that count toward satisfaction of the guidelines include shares owned outright by, or held in trust for the benefit of, the individual and his or her immediate family members residing in the same household, plus RSUs, DSUs, and stock awards (whether vested or unvested). Stock options (whether vested or unvested) do not count toward satisfaction of the guidelines. Non-employee Directors are required to achieve ownership in accordance with the guidelines within five years of the date they assume their position. As of the date of this Proxy Statement, all non-employee Directors satisfy the stock ownership requirements or are within that five-year period.
Employees and Directors Guidelines for Business Conduct
The Company has Guidelines for Business Conduct that all management employees and Directors are required to annually sign and follow in conducting the Company’s business, and a Code of Ethics for Senior Financial Officers governing the conduct of its President and Chief Executive Officer, Chief Financial Officer, and the financial officers of the Company and its subsidiaries.
18    2020 PROXY STATEMENT

CORPORATE GOVERNANCE AND RELATED MATTERS

Management and Board Succession
The Board periodically reviews with the Chief Executive Officer and maintains a succession plan for executive officers, after considering recommendations from the Corporate Governance and Nominating Committee. The plan is designed to ensure an effective transition of management of our operations to qualified executives upon the retirement of senior executives. The Board is also responsible for maintaining an emergency succession plan that is reviewed periodically with Management.
Contacting the Board of Directors
Any stockholder, or other interested party, who wishes to communicate with the Board of Directors, or our non-employee Directors as a group, or any member of the Board, may do so electronically by sending an e-mail to LCII@lci1.com or by writing to any Director c/o LCI Industries, 4100 Edison Lakes Parkway, Suite 210, Mishawaka, Indiana 46545. Communications received electronically or in writing will be distributed to the Chairman or the other members of the Board, as appropriate, depending on the facts and circumstances described in communications received. For example, communications regarding accounting, internal accounting, internal accounting controls, and auditing matters generally will be forwarded to the Chair of the Audit Committee.
Prohibition on Hedging by Directors and Employees
The Board of Directors has adopted a Hedging Policy which prohibits the Company’s Directors, executive officers, employees, and their designees from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s Common Stock. This prohibition applies to all shares of the Company’s Common Stock owned directly or indirectly by such persons. The Hedging Policy does not preclude the Company’s Directors, officers, employees, and their designees from engaging in general portfolio diversification.
2020 PROXY STATEMENT    19

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION
The following table summarizes compensation paid to non-employee Directors during fiscal year 2019:
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
James F. Gero	$198,375	$140,064	$4,272	$342,711
Frank J. Crespo	$112,125	$140,064	$4,195	$256,384
Brendan J. Deely	$97,500	$140,064	$4,195	$241,759
Ronald J. Fenech	$94,875	$140,064	$4,179	$239,118
Tracy D. Graham	$92,473	$140,064	$4,179	$236,716
Frederick B. Hegi, Jr.	$44,344	$ —	$1,638	$45,982
Virginia L. Henkels	$115,575	$140,064	$4,187	$259,826
Kieran M. O'Sullivan	$89,027	$140,064	$4,197	$233,288
David A. Reed	$100,500	$140,064	$4,198	$244,762
John A. Sirpilla	$10,537	$72,732	$452	$83,721
Total	$ 955,331	$1,193,244	$35,692	$2,184,267
(1)
Represents the Directors’ annual cash retainer amount and the additional annual cash fee paid to the Chairman of the Board and the Committee Chairs, as applicable, for the period of time they served in the respective positions in 2019, except for Messrs. Gero, Crespo, Fenech, and Hegi, and Ms. Henkels, who elected to receive DSUs in lieu of their cash compensation for 2019. For those Directors, the amount shown represents the value, as of the date credited, of DSUs issued in lieu of cash compensation in payment of Directors’ fees. To encourage our Directors’ long-term ownership of the Common Stock of the Company, non-employee Directors may elect to accept DSUs in lieu of cash compensation in payment of Directors' fees. An initial election to defer compensation for a calendar year must be made prior to December 31st of the preceding calendar year. The number of DSUs, credited at the fair market value of the stock on the date credited, is equivalent to 115 percent of the deferred fee. The DSUs are distributed in the form of shares of Common Stock of the Company at the end of the initial restriction or deferral period selected by the Director, subject to earlier distribution upon death, disability, or certain changes-in-control of the Company, and are intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Until shares representing the DSUs are distributed, the Director does not have any rights of a stockholder of the Company with respect to such shares, other than to receive dividend equivalents in DSUs with the same deferral period as the underlying units, if dividends are issued to stockholders.

(2)
In May 2019, each non-employee Director who was elected at the 2019 Annual Meeting was granted 1,600 RSUs, having a value of approximately $140,000, as the annual equity grant component of Director compensation. The grant date fair value of the RSUs granted to Directors in May 2019 was $87.56 per share, the closing price on the day before the grant. The closing price on the grant date was $87.54. These RSUs vest in full on the earlier of the first anniversary of the grant date or the date of the annual meeting of stockholders in the following year. Additionally, in November 2019, Mr. Sirpilla received, upon his election to the Board, a grant of 696 RSUs, having a value of $72,913. The grant date fair value was $104.76 per share, the closing price on the day before the grant. The closing price on the grant date was $104.50. These RSUs vest in full on the first anniversary of the grant date. Directors do not have any rights of a stockholder of the Company with respect to RSUs, other than to receive dividend equivalents in RSUs with the same vesting period, if dividends are issued to stockholders. Non-employee Directors can also receive non-qualified stock options or other stock-based awards under the 2018 Plan. No stock options or other stock-based awards were granted in fiscal 2019 to our non-employee Directors. As of December 31, 2019, the non-employee Directors held the following number of RSUs:

Name	RSUs Held at December 31, 2019
James F. Gero	1,633
Frank J. Crespo	1,633
Brendan J. Deely	1,633
Ronald J. Fenech	1,633
Tracy D. Graham	1,633
Virginia L. Henkels	1,633
Kieran M. O'Sullivan	1,633
David A. Reed	1,633
John A. Sirpilla	700
(3)	Represents the dollar value of dividend equivalents credited on stock awards in the applicable year when those amounts were not factored into the grant date fair value of the award.
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DIRECTOR COMPENSATION

Discussion of Director Compensation
The Corporate Governance and Nominating Committee has responsibility for recommending to the Board compensation and benefits for non-employee Directors. In discharging this duty, the Committee is guided by three goals: (1) compensation should fairly pay Directors for the time and service they provide; (2) compensation should align the interests of Directors with the long-term interests of stockholders; and (3) the structure of the compensation should be simple, transparent, and easy for stockholders to understand. The Corporate Governance and Nominating Committee believes these goals are served by providing non-employee Directors with an annual retainer fee, fees for each meeting attended, or any combination thereof, and an annual stock-based award. Prior to determining compensation for non-employee Directors for fiscal year 2019, the Corporate Governance and Nominating Committee also consulted with Exequity LLP, the Committee’s former independent compensation consultant, and Towers Watson Delaware, Inc., the Committee's current independent compensation consultant, regarding Director compensation mix and total compensation for Board and Committee service.
For fiscal year 2019, non-employee Directors received a combination of an annual cash retainer of $82,500, which covers a Director’s attendance at up to 25 Board and Committee meetings, and an annual grant of RSUs valued at approximately $140,000 on the date of grant, which occurs on the date of the Annual Meeting following their election to the Board for a one-year term. Attendance at any meetings in excess of the 25 earns additional compensation of $1,500 per meeting. The Chairman of the Board and the Chair of each of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Risk Committee, and the Strategy and Acquisition Committee received an additional annual fee for the additional responsibilities related to their respective positions. The following table sets forth the additional annual fees for the Board and Committee Chairs that were in effect during 2019:
Annual Fee for Board or Committee Chair
Board of Directors	$90,000
Audit Committee	$18,000
Compensation Committee	$16,500
Corporate Governance and Nominating Committee	$15,000
Risk Committee	$15,000
Strategy and Acquisition Committee	$18,000
Annual retainer fees, meeting attendance fees, and chair fees are paid on a quarterly basis.
Non-employee Directors who join the Board of Directors other than on the date of an Annual Meeting receive pro-rated retainer amounts and equity awards.
As described in more detail in footnote (1) to the table above, to encourage our Directors' long-term ownership of the Common Stock of the Company, non-employee Directors may elect to accept DSUs in lieu of cash compensation in payment of Directors' fees.
Directors who are employees of the Company do not receive additional fees or other compensation for serving as Directors.
2020 PROXY STATEMENT    21

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION
This section provides information relating to our executive compensation programs and the compensation paid to or accrued for certain executive officers (our “Named Executive Officers,” or “NEOs”) during 2019.
Named Executive Officers
Our Named Executive Officers are determined in accordance with the rules of the SEC, and for 2019 include: Jason D. Lippert, our President and Chief Executive Officer; Brian M. Hall, our Executive Vice President and Chief Financial Officer; Andrew J. Namenye, our Executive Vice President, Chief Legal Officer, and Corporate Secretary; Jamie M. Schnur, our Group President - Aftermarket; and Nick C. Fletcher, our Executive Vice President and Chief Human Resources Officer.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the major elements of our compensation programs for the Named Executive Officers, as well as the objectives, philosophy, process, and decisions underlying the compensation of our Named Executive Officers. This CD&A should be read together with the executive compensation tables and related footnotes found later in this Proxy Statement.
Response to 2019 Stockholder Advisory Vote
At the Annual Meeting of Stockholders held on May 23, 2019, our stockholders approved, in an advisory vote, the compensation paid to our NEOs for 2018. In the advisory vote, 94% of the votes cast voted in favor of our NEOs’ 2018 compensation. Although the vote was non-binding, the Compensation Committee (or, in this CD&A, the “Committee”) reviewed the results of the vote and considered the approval rate as an indication that stockholders support the Company’s executive compensation philosophy and decisions.
Our Board of Directors has determined that our stockholders should vote on an advisory say-on-pay proposal each year. Accordingly, our Board of Directors recommends that you vote FOR Proposal 2 at the Annual Meeting. For more information, see “Proposal 2 - Advisory Vote on Executive Compensation” in this Proxy Statement.
Compensation Philosophy
Our executive compensation policy is designed to enable the Company to attract, motivate, and retain highly-qualified senior executives by providing a competitive compensation opportunity based significantly on performance. The Committee’s intent is to provide fair and equitable compensation in a way that rewards these executives for achieving specified financial goals and other key metrics. Our performance-related awards are structured to link a substantial portion of these executives’ total potential compensation to the Company’s performance on both a long-term and short-term basis, to recognize individual contribution as well as overall business results, and to align executive and stockholder interests. A significant portion of the total compensation paid to our NEOs is in the form of long-term equity.
Our compensation policy has demonstrated over time that sound business decisions by these executives are in the best interests of the Company and our stockholders, as well as the executives. Accordingly, the Committee rewards performance in excess of pre-established targets related to financial metrics that are drivers of the Company’s results, and the Committee avoids establishing goals that could divert our executives’ attention from the fundamentals of effective and efficient operations.
We believe the Company’s compensation programs through 2019 have been instrumental in driving our strong financial performance and stockholder returns in recent years. Since 2013, the Committee has primarily emphasized return on invested capital (“ROIC”) in the Company’s executive compensation programs. The Company’s method of measuring ROIC is based on Operating Profit and Average Invested Capital (defined on page 28). The Committee believes a focus on ROIC in the Company’s compensation program incentivizes the CEO and his executive team to increase operating profits through organic growth and capital-efficient acquisitions, which aligns directly with the Company’s long-term growth strategy. The Committee believes that focusing executives on ROIC performance aligns directly with long-term stockholder value creation. For 2019, revenue and adjusted earnings before interest and taxes (“Adjusted EBIT”) were also included in the Company’s executive compensation arrangements. These measures were chosen as additional performance goals because the Committee believes that both are key indicators of the financial success of the Company, align with the Company’s long-term growth strategy, and drive strong stockholder value creation. Similar to the focus on ROIC, the Committee believes a focus on revenue and Adjusted EBIT incentivizes the executives to increase operating profits, which help drive stockholder returns. The final Company performance goal for 2019 executive compensation, diversification, was chosen because the Committee believes that diversifying the Company’s revenue sources can help stabilize operating profits and drive stockholder value creation when certain cyclical industries to which the Company supplies its products face market challenges.
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EXECUTIVE COMPENSATION

Compensation Process
The Committee is responsible for reviewing the performance of our executive officers in achieving our long-term business objectives and ensuring that such executives are compensated consistent with those objectives, as well as competitive practices. The Committee approves the compensation and benefit programs for our senior executives and confirms compensation paid to those NEOs who have employment agreements is in compliance with the agreements.
The Committee reviews the executive compensation program in connection with our annual performance review process, which typically begins in November of each fiscal year, with changes to base compensation effective January 1st. The Committee typically sets base salary structures and annual incentive targets after taking into consideration a combination of financial performance results, management recommendations, and market and industry data, as well as external data from a peer group of similarly-sized and type of companies. Although not the determinative factor, the Committee believes peer group data provides a useful point of reference to ensure our compensation structures allow us to remain competitive in our markets. The Committee uses an outside compensation consultant to assist it in analyzing our compensation programs and determining appropriate levels of compensation and benefits. The decision to retain consultants and, if so, which consultants to retain, is made solely by the Committee.
The Chief Executive Officer participates in the Committee’s meetings at the Committee’s request. To aid the Committee in making its determination, tally sheets summarizing total compensation for the last three fiscal years, as well as the current inventory of stock-based awards held by the executive officers, are provided. The Chief Executive Officer provides recommendations annually to the Committee regarding the compensation of all executive officers, other than himself. The Committee, not Management, is responsible for the final determination of the amount and form of executive compensation.
Beginning in July 2013, the Committee engaged Exequity LLP (“Exequity”), an independent consultant that reported directly to the Committee. Exequity’s role was to provide the Committee with ongoing general advisory services, which included assistance with review of executive pay proposals and program designs, various data analyses, support with respect to relevant legal and regulatory considerations impacting executive compensation and benefit programs, and updates on market trends. In September 2018, in an effort to gain a fresh perspective on executive compensation, the Committee engaged Towers Watson Delaware, Inc. (“Willis Towers Watson”) to replace Exequity as the independent compensation consultant reporting directly to the Committee and to perform such ongoing general advisory services that were previously provided by Exequity. A representative of Willis Towers Watson, and previously Exequity, regularly attends the Committee meetings and provides data and advice to the Committee throughout the year. Neither Exequity nor Willis Towers Watson provides any services or advice to any executive or employee of the Company, or provided any other services to the Company for 2019. The Committee is empowered to retain or replace Willis Towers Watson or to hire additional consultants at any time.
Prior to its replacement, Exequity reviewed the peer group of 20 publicly traded companies used by the Committee when evaluating our compensation programs for 2018 and did not suggest any changes for 2019. Upon Willis Towers Watson’s engagement, Willis Towers Watson reviewed the Exequity-recommended peer group and did not suggest any changes. As a result, to evaluate the competitiveness of our compensation programs for 2019, Willis Towers Watson reviewed, and provided to the Committee, market data regarding the compensation practices of the following peer group of 20 publicly traded companies:
Peer Group for 2019 Compensation
American Axle & Manufacturing Holdings, Inc.	Modine Manufacturing Company
Applied Industrial Technologies, Inc.	NCI Building Systems, Inc.
Brunswick Corporation	Patrick Industries, Inc.
Cooper-Standard Holdings Inc.	Standard Motor Products, Inc.
Dana Incorporated	Thor Industries, Inc.
Donaldson Company, Inc.	Tower International, Inc.
Gentex Corporation	Visteon Corporation
Graco Inc.	Wabash National Corporation
Lincoln Electric Holdings, Inc.	Watts Water Technologies, Inc.
Masonite International Corporation	Winnebago Industries, Inc.
In March 2019, in consultation with Willis Towers Watson and following discussions with the CEO, the Committee approved the compensation arrangement for the CEO and senior officers of the Company and its wholly-owned subsidiary Lippert Components, Inc. for fiscal year 2019, including with respect to Named Executive Officers of the Company, which, in addition to base salary, included an annual management incentive program and value-based equity awards consisting of PSUs and time-based RSUs. Based on the Committee’s review of the tally sheets and external peer data, the Committee determined the amounts of compensation to be paid to our NEOs for 2019 were reasonable and were appropriate based on our financial results of operations and the individual performance of each of the executives.
2020 PROXY STATEMENT    23

EXECUTIVE COMPENSATION

The Committee expects to rely on the same general compensation structure going forward, but reserves the right to make structural modifications to the key elements of the compensation provided to executive officers from year to year. The Committee periodically reviews our compensation policy utilizing both internal and external sources of information and analysis relating to financial results of operations, individual performance, long-term return to stockholders, compensation-related risk assessment, and compensation afforded by other employers to comparable-level executives. If appropriate, changes are recommended. For example, the Committee made certain adjustments related to 2019 compensation for our executives. Under the Company’s 2019 Annual Incentive Program approved by the Committee for the Company’s senior officers (the “2019 AIP”), the Committee selected revenue and Adjusted EBIT as the performance measures, instead of ROIC with a secondary performance measure of gross margin improvement as it was under the 2018 Annual Incentive Program (the “2018 AIP”). In addition, in 2019 the Committee granted PSUs based on the Company’s ROIC for 2021, and included an opportunity for additional PSUs to be earned depending on the extent to which the Company’s revenues are diversified in 2021. In 2018, the Committee granted PSUs based on ROIC and adjusted earnings per share (“Adjusted EPS”), which PSUs had one-year and two-year performance periods, respectively. The PSUs granted in 2018 had an approximately one-year vesting period subsequent to the end of the applicable performance period, while the PSUs granted in 2019 vest on the date the Committee certifies the performance results, which will be no later than March 10, 2022. The Committee made additional adjustments to the 2020 compensation program. See “Compensation Program Changes for 2020” on page 30.
Principal Elements of Compensation of Named Executive Officers
The principal components of our executive compensation program in 2019 were base salary, annual and long-term performance-based incentive compensation, annual equity-based awards consisting of RSUs, and other personal benefits. While the components of compensation are considered separately in this discussion, the Committee took into account the full compensation package provided to each of the NEOs. The following table describes these principal elements of compensation and the objectives of each:

Principal Elements and Key Characteristics	Objectives
Base Salary	
• Provides regular recurring compensation for the fulfillment of the regular duties and responsibilities associated with job roles • Based on a review of the salaries paid to executives with similar responsibilities at comparable companies and on their business experience, established as a fixed component of a market-competitive total compensation opportunity • Reviewed annually, including prior year performance and available market data	• Designed to attract and retain key employees • Recognizes prior year performance • Recognizes increased responsibilities through increases for promotions or other changes in the scope or breadth of role or responsibilities
Annual Cash Incentive Compensation	
• Variable compensation component payable in cash based on performance against established goals • For 2019, based on revenue and Adjusted EBIT • Target awards based on percentage of base salary	• Motivates executives to achieve key measures and objectives • Incentivizes executives to increase operating profits, which help drive stockholder returns
PSUs	
• Granted approximately three years prior to the end of the one-year performance period of January 1, 2021 through December 31, 2021 • PSUs are earned based on the Company's ROIC for 2021 (the "ROIC Units") and include an opportunity for additional PSUs to be earned depending on the extent to which the Company's revenues are diversified in 2021 (the "Diversification Units") • Payouts for the ROIC Units can range from 50% to 200% of target • Payouts for the Diversification Units can range from 0% to 20% of the earned number of ROIC Units	• Motivates executives to achieve key measures and objectives • Incentivizes investments in opportunities promoting management of assets and diversification of the business • Aligns executives' and stockholders' long-term interests and creates a culture of ownership

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EXECUTIVE COMPENSATION

For additional information regarding these compensation elements and 2019 compensation decisions, see “2019 Executive Performance and Compensation” on page 26.
To encourage our executives’ long-term ownership of our Common Stock, the Committee historically has granted annual awards of DSUs, but beginning in 2018, granted RSUs for administrative ease and due to the fact that executives had not typically elected to defer the awards. The award agreements for all types of equity awards include, among other provisions, termination, change-in-control, and clawback provisions.
The Committee does not limit RSU grants based on the current level of equity ownership of our NEOs or the unvested portion of their prior awards. On the contrary, the Committee believes the greater the extent of their equity interest in the Company, the more closely aligned our executives' personal interests become with the interests of our stockholders.
Other Compensation Programs
In order to be competitive with market employment and compensation practices, we maintain the following benefit programs:
401(k) Plan
We do not maintain any defined benefit retirement plans or other pension or profit-sharing plans. To provide retirement benefits for executives, the Company maintains a discretionary 401(k) plan, covering all eligible employees, pursuant to which, in 2019, the Company matched a portion of contributions up to the 2019 statutory maximum of $11,200 per employee. The aggregate amount of the Company’s contributions with respect to the NEOs was $56,000 for 2019. Although our 401(k) plan permits profit-sharing contributions, the Company has not made any such contributions to the plan.
Deferred Compensation Plan
To provide a means for deferral of taxation on compensation, the Company maintains an Executive Non-Qualified Deferred Compensation Plan (“Deferral Plan”) for certain executives, including the NEOs. The Company does not make any contributions to the Deferral Plan but is responsible for certain costs of Deferral Plan administration, which are not significant. Pursuant to the Deferral Plan, the NEOs are eligible to defer all or a portion of their earned base salary and incentive compensation. Each participant is fully vested in all deferred compensation and earnings on investments credited to his or her account because the Deferral Plan participant has made all the contributions. Pursuant to the Deferral Plan, payments to the participants will be made from our general unrestricted assets, and the obligations pursuant to the Deferral Plan are unfunded and unsecured.
Perquisites and All Other Benefits
As a competitive employee benefit, we provide employee health insurance in which the NEOs participate, the aggregate cost of which for the NEOs was $43,597 for 2019. We also provide other employee benefits in which the NEOs participate, including life and disability insurance, and an automobile allowance together with related expenses. We do not provide or reimburse our executives for personal use of an airplane, or for financial planning, tax preparation, or home security.
Severance
In February 2015, the Committee approved and adopted a form of Executive Employment Agreement for senior officers that has an initial three-year term with automatic one-year renewals and that provides severance payments or other benefits under certain circumstances following termination. The Committee believes the Executive Employment Agreements serve as appropriate retention tools for the Company’s executives by providing security in the event of an unplanned termination of employment for other than cause. Furthermore, from time to time, we examine various strategic alternatives, and the provisions of the Executive Employment Agreements are important to retain these key people whose continued employment might be at risk for reasons other than cause. The specific terms of the Executive Employment Agreements are summarized in “Potential Payments on Termination or Change-in-Control” on page 38.
The 2011 Plan and the 2018 Plan, and the related award agreements, contain provisions regarding treatment of outstanding equity awards upon a change in control of the Company and upon certain terminations of employment, as further described in “Potential Payments on Termination or Change-in-Control” on page 38.
2020 PROXY STATEMENT    25

EXECUTIVE COMPENSATION

Executive Stock Ownership Requirements
To further align the personal interests of senior executives with the interests of our stockholders, we have established guidelines for ownership of the Company’s Common Stock by our Chief Executive Officer and Chief Financial Officer (each, a “Restricted Executive”) as a multiple of the executive’s cash base salary as of December 31, 2019, as set forth in the following table:
Named Executive Officer	Title	Multiple of Base Salary	Cash Equivalent
Jason D. Lippert	President and Chief Executive Officer	5.00	$5,021,250
Brian M. Hall	Executive Vice President and Chief Financial Officer	3.00	$1,350,000
Equity interests that count toward satisfaction of the guidelines include shares owned outright by, or held in trust for the benefit of, a Restricted Executive and his or her immediate family members residing in the same household, plus DSUs and RSUs (whether vested or unvested), as well as PSUs (if unearned, the target number is included, or if earned, the earned number is included, whether vested or unvested). Restricted Executives are required to achieve ownership in accordance with the guidelines within three years of the date they assume their position. At December 31, 2019, both of the Restricted Executives were in compliance with the guidelines or were still within the three-year achievement period.
Clawback Policy
The Dodd-Frank Act requires the SEC to adopt rules requiring companies to develop and implement a policy to recapture excess incentive compensation that was paid to certain executives if based on erroneous financial statements (“clawback”). Final rules have not yet been adopted implementing the clawback requirements. Rather than continue to wait for such rules, in 2014, the Board of Directors determined it was prudent to adopt a compensation recoupment policy for executive officers that allows for the recovery of performance-based compensation amounts paid under an incentive compensation plan, including any discretionary bonus amounts and equity awards under the 2011 Plan or 2018 Plan, or any successor plan, the amount, payment, and/or vesting of which was calculated based wholly, or in part, on the application of financial performance criteria. The policy applies in the event there is a required financial restatement due to material noncompliance with any financial reporting requirements under the securities laws, as determined by the Board of Directors, which results in performance-based compensation that would have been a lower amount if such compensation had been calculated based on such restated results. The policy is administered by the Committee, as more fully described in the policy. The Company may amend its policy when the SEC promulgates the final rules. Additionally, all awards of incentive compensation are granted subject to the 2011 Plan or the 2018 Plan, as applicable, each of which provides that the Committee may review any equity award if the amount, payment, or vesting of such award was based on an entry in the financial statements that is the subject of a restatement, and cancel all or any portion of such awards and require the participant to repay to the Company all or any portion of the gain realized on the exercise of equity awards and the value realized on other awards.
Tax Deductibility of Compensation
Section 162(m) of the Code limits the deductibility of compensation paid by a publicly-held company to certain executive officers to $1 million per covered officer in any fiscal year. Previously, this limitation applied only to compensation which was not considered performance-based under the Section 162(m) rules, and the 2011 Plan was structured so that certain performance-based incentive compensation could qualify as performance-based compensation not subject to the $1 million limitation. However, in December 2017, the performance-based exception was repealed as part of the Tax Cuts and Jobs Act (the “TCJA”), such that compensation paid in excess of $1 million to certain of our executives will not be deductible going forward, unless it qualifies for transition relief applicable to certain performance-based arrangements in place as of November 2, 2017.
Section 409A of the Code
Our compensation plans and arrangements are designed to comply with Section 409A of the Code, which places strict restrictions on plans that provide for the deferral of compensation.
2019 Executive Performance and Compensation
In the first quarter of 2019, the Committee approved the compensation arrangement for the CEO and senior officers of the Company and Lippert Components for fiscal year 2019, including with respect to the Named Executive Officers, which, in addition to base salary, included an annual management incentive program and, in most cases, value-based equity awards consisting of PSUs and RSUs. This arrangement continued our policy of pay-for-performance and compensation practices designed to align executive and stockholder interests.
The end-of-year base salaries for the following Named Executive Officers were adjusted as follows:
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EXECUTIVE COMPENSATION

Executive	Title	2018 Base Salary	2019 Base Salary	% Change
Jason D. Lippert(1)	President and Chief Executive Officer	$975,000	$1,004,250	3%
Brian M. Hall(2)	Executive Vice President and Chief Financial Officer	$386,539	$450,000	16%
Andrew J. Namenye(2)	Executive Vice President, Chief Legal Officer, and Corporate Secretary	$368,269	$412,000	12%
Jamie M. Schnur(2)	Group President - Aftermarket	$401,066	$450,000	12%
Nick C. Fletcher(2)	Executive Vice President and Chief Human Resources Officer	$358,517	$400,000	12%
(1)	Mr. Lippert’s 2019 base salary adjustment was consistent with the merit increase guidelines for employees based in the U.S.
(2)	The 2019 base salaries for Messrs. Hall, Namenye, Schnur, and Fletcher were adjusted based on a market analysis performed by Willis Towers Watson to better align their base salaries with their peers.
Under the 2019 AIP approved by the Committee for the Company’s senior officers, participants earn incentive compensation based on the results of Company financial performance measurements for the program year, which for 2019 was based on goals for revenue and Adjusted EBIT. For purposes of the 2019 AIP, revenue and Adjusted EBIT mean the Company’s 2019 consolidated net sales and the Company’s consolidated net income before interest and taxes, respectively, in each case as adjusted by the Committee for events that are unusual in nature or infrequently occurring, including without limitation a change in control, acquisitions, divestitures, restructuring activities, or asset write-downs, or for changes in applicable tax laws or accounting principles. Revenue was weighted at 20% and Adjusted EBIT was weighted at 80%.
The 2019 AIP provided for the following revenue goals for 2019:
	Revenue Achieved	Incentive Payout
Below Threshold	<$2.35 billion	0% of Target
Overall Threshold	$2.35 billion	50% of Target
Target	$2.55 billion	100% of Target
Maximum	$2.75 billion	200% of Target
The 2019 AIP provided that to the extent that the overall threshold associated with revenue is achieved or exceeded, the payment amount under the revenue goal for each participant would be calculated by multiplying 20% of the participant’s target bonus amount (as set forth in the table below) by the applicable incentive payout percentage as set forth in the table above. When revenue performance is between inflection points set forth above, linear interpolation will be used to determine the payout amount under the revenue goal.
The 2019 AIP provided for the following Adjusted EBIT goals for 2019:
	Adjusted EBIT Achieved	Incentive Payout
Below Threshold	<$200.0 million	0% of Target
Overall Threshold	$200.0 million	50% of Target
Target	$225.0 million	100% of Target
Maximum	$250.0 million	200% of Target
The 2019 AIP provided that to the extent that the overall threshold associated with Adjusted EBIT is achieved or exceeded, the payment amount under the Adjusted EBIT goal for each participant would be calculated by multiplying 80% of the participant’s target bonus amount (as set forth in the table below) by the applicable incentive payout percentage as set forth in the table above. When Adjusted EBIT performance is between inflection points set forth above, linear interpolation will be used to determine the payout amount under the Adjusted EBIT goal.
Each NEO’s target bonus amount was established as a dollar value as set forth in the table below:
Executive	Target Bonus
Jason D. Lippert	$2,008,500
Brian M. Hall	$450,000
Andrew J. Namenye	$340,000
Jamie M. Schnur	$500,000
Nick C. Fletcher	$400,000
All bonus payment amounts under the 2019 AIP were payable in cash.
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EXECUTIVE COMPENSATION

In February 2020, the Committee met and determined the degree to which the revenue and Adjusted EBIT goals were achieved in 2019. Adjusted EBIT was adjusted for certain acquisition and restructuring expenses and litigation expenses. While the Company’s historical practices include business acquisitions and normal course of business litigation, the significance of the Curt Group acquisition, as well as the unusual nature of certain legal actions, caused the Committee to adjust compensation for these matters. Revenue for 2019 was $2.37 billion, resulting in a 55.25% of target payout multiple for this measure. Adjusted EBIT was $206.3 million, resulting in a 62.50% of target payout multiple for this measure. Adjusted EBIT is a non-GAAP financial measure. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure. The weightings applicable to each of the revenue measure (20%) and the Adjusted EBIT measure (80%) were applied to the percentage payout level for each measure, resulting in a weighted payout percentage of 61.05% for the 2019 AIP. The following table sets forth the resulting 2019 AIP bonus cash payment amount to each NEO:
Name	Target Cash	Revenue Amount	Adjusted EBIT Amount	Cash Payment Under 2019 AIP
Jason D. Lippert	$2,008,500	$221,939	$1,004,314	$1,226,253
Brian M. Hall	$450,000	$49,725	$225,014	$274,739
Andrew J. Namenye	$340,000	$37,570	$170,011	$207,581
Jamie M. Schnur	$500,000	$55,250	$250,016	$305,266
Nick C. Fletcher	$400,000	$44,200	$200,013	$244,213
In March 2019, the Committee considered the fact that Mr. Schnur had taken on, and would be taking on, additional responsibilities outside of his role, and in recognition thereof, the Committee approved a special bonus of $200,000 to be paid to Mr. Schnur in 2019.
In March 2019, the Committee also approved terms and conditions for incentive grants of PSUs and RSUs for the Company’s senior officers, including the NEOs, pursuant to the 2018 Plan. The PSUs awarded to the NEOs (the “2019 PSUs”) are based on the Company’s ROIC for 2021 (the “ROIC Units”), and included an opportunity for additional PSUs to be earned depending on the extent to which the Company’s revenues are diversified in 2021 (the “Diversification Units”). The Committee chose 2021 as the applicable PSU performance period in order to incentivize the Company’s executives to focus on the Company’s long-term growth strategy by increasing operating profits through organic growth and capital-efficient acquisitions. The diversification metric was chosen because the Committee believes that diversifying the Company’s revenue sources can help stabilize operating profits and drive stockholder value creation when certain cyclical industries to which the Company supplies its products face market challenges. The number of Diversification Units that will be earned are dependent on the number of earned ROIC Units because the Committee believes that the Company's executives should strive to ensure such diversification is achieved through directed organic growth and capital-efficient acquisitions.
For purposes of the ROIC Units, “ROIC” means Operating Profit divided by Average Invested Capital, where:
Operating Profit is the Company’s fiscal year consolidated operating profit, as detailed in the Company’s financial statements filed with the SEC; and
Average Invested Capital is the average of the prior year end and current year quarterly (Total Stockholders Equity + Indebtedness) - (Cash, Cash Equivalents, and Short-Term Investments), where:
Total Stockholders’ Equity is the Company’s total stockholders’ equity as of the particular measurement date, as detailed in the Company’s financial statements filed with the SEC;
Indebtedness is the Company’s indebtedness as of the particular measurement date, as detailed in the Company’s financial statements filed with the SEC; and
Cash, Cash Equivalents, and Short-Term Investments is the sum of the cash, cash equivalents, and short-term investments as of the particular measurement date, as detailed in the Company’s financial statements filed with the SEC.
The 2019 PSUs provide that the Committee may adjust ROIC to exclude the impact of the following: (i) accretion expense; (ii) goodwill impairment; (iii) charges for reorganizing or restructuring; (iv) charges from asset write-downs; (v) acquisitions or divestitures; (vi) foreign exchange gains or losses; (vii) changes in accounting principles or tax laws, rules, or regulations, including, without limitation, the effect of the U.S. tax reform act signed into law on December 22, 2017; and (viii) extraordinary, unusual, transition, one-time, and/or non-recurring items as determined by the Committee from time to time.
The 2019 PSUs provide that the number of ROIC Units that could be earned will be based on whether and to what extent ROIC performance goals for the one-year period of January 1, 2021 through December 31, 2021 are satisfied, and that any earned ROIC Units will vest on the date the Committee certifies the performance results, which will be no later than March 10, 2022. The final number of ROIC Units earned could be from 50% of target for performance at the threshold level up to 200% of target for maximum performance. If ROIC performance is between inflection points, linear interpolation will be used to determine the number of earned ROIC Units. The target number of ROIC Units granted to each NEO is set forth in the table below. The number of ROIC Units granted at target to each NEO was determined by dividing the target equity value assigned to each NEO by the 15-day average trading price through the date of grant.
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EXECUTIVE COMPENSATION

The 2019 PSUs provide that the number of Diversification Units that will be earned will be based on whether and to what extent the Company’s revenue diversification performance goals over the one-year performance period of January 1, 2021 through December 31, 2021 are satisfied, and that any earned Diversification Units will vest on the date the Committee certifies the performance results, which will be no later than March 10, 2022. For purposes of the Diversification Units, “Diversification” means:
(a)(i) the Company’s consolidated net sales, as detailed in the Company’s financial statements filed with the SEC, minus (ii) the Company’s consolidated net sales to original equipment manufacturers of recreational vehicles in North America, as reflected in the Company’s financial statements filed with the SEC, divided by
(b) the Company’s consolidated net sales, as detailed in the Company’s financial statements filed with the SEC (“Diversification Performance”).
The final number of Diversification Units earned could be from 0% of the earned ROIC Units for Diversification Performance at or below the threshold level up to 20% of the earned ROIC Units for maximum Diversification Performance. If Diversification Performance is between inflection points, linear interpolation will be used to determine the number of earned Diversification Units. Assuming the achievement of target performance for the ROIC Units, the target number of Diversification Units granted to each NEO is set forth in the table below.
The annual RSUs granted in 2019 to the NEOs vest over a three-year period, with one-third vesting each year on the anniversary of the grant date. The Committee believes the RSUs granted to our executives and employees constitute an effective incentive to achieving long-term Company success and are an important compensation component to our executives and employees. The number of RSUs granted to each of our NEOs for 2019 was value-based after consideration by the Committee of factors and events relative to the Company’s performance, the expense related to the RSUs, resulting dilution, the element of motivation that equity awards provide, and other factors. The number of annual RSUs granted to each NEO is set forth in the table below and was determined by dividing the equity value assigned to each NEO by the 15-day average trading price through the date of grant.
In addition to the annual grant of RSUs, the Committee granted each NEO a special award of RSUs in connection with his agreement to extend the time period of the restrictive covenants in his employment agreement by an additional 12 months (the “Extension RSUs”). The Extension RSUs granted to each of Messrs. Lippert, Hall, Schnur, and Fletcher in March 2019 vest over a three-year period, with one-third vesting each year on the anniversary of the grant date. The Extension RSUs granted to Mr. Namenye in October 2019 vest over an approximately three-year period, with one-third vesting each year on December 1, 2020, December 1, 2021, and December 1, 2022. The number of Extension RSUs granted to each NEO is set forth in the table below and was based on the Committee’s review of each NEO’s total compensation package to determine the proper incentive level needed to extend each NEO’s applicable restrictive covenants.
The NEOs received aggregate awards for 90,485 RSUs representing 36% of the total RSUs granted to all employees in 2019. The aggregate expense to the Company applicable to the RSUs granted in 2019 to the NEOs was $7,103,666, which will be expensed over the vesting term of the RSUs.
The number of ROIC Units (at target), Diversification Units (at target, assuming the achievement of target ROIC), annual RSUs, and Extension RSUs granted to the NEOs was as follows:
Name	ROIC Units (at target)	Diversification Units (at target, assuming the achievement of target ROIC)	Annual RSUs	Extension RSUs
Jason D. Lippert	31,646	3,165	31,646	30,429
Brian M. Hall	3,652	365	2,435	3,652
Andrew J. Namenye	3,360	336	2,240	3,382
Jamie M. Schnur	4,017	402	2,678	9,129
Nick C. Fletcher	1,863	186	1,242	3,652
Based on the target number of shares for the ROIC Units and the Diversification Units (assuming the achievement of target ROIC) of the equity awards granted by the Committee to the NEOs in 2019, approximately 35% were performance-based and 65% vest over time alone. Excluding the Extension RSUs, which were one-time in nature, equity awards for the core compensation program that were granted to the NEOs in 2019 (utilizing the target number of shares for the ROIC Units and the Diversification Units) were approximately 55% performance-based and 45% vest over time alone.
As previously disclosed, in February 2018, the Committee approved terms and conditions for long-term incentive grants of PSUs based on Adjusted EPS (“EPS PSUs”) for the Company’s senior officers, including the NEOs other than Messrs. Namenye and Fletcher, pursuant to the 2011 Plan. The number of EPS PSUs that could be earned was based on whether and to what extent the cumulative growth of Adjusted EPS exceeded a benchmark over the two-year period from January 1, 2018 through December 31, 2019. The number of EPS PSUs that could be earned was: (i) if a threshold annualized growth percentage of approximately 7% was achieved, 50% of the target number of PSUs would be earned; (ii) if a target annualized growth percentage of approximately 14% was achieved, 100% of the target number of PSUs would be earned; and (iii) if a maximum annualized growth
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EXECUTIVE COMPENSATION

percentage of approximately 22% was achieved, 150% of the target number of PSUs would be earned. In February 2020, the Committee met and determined whether and the degree to which the Adjusted EPS performance goal under the EPS PSUs was achieved. The annualized percentage of Adjusted EPS over 2018-2019 was approximately -13%, resulting in none of the EPS PSUs being earned by any of the NEOs who held such EPS PSUs.
Compensation Program Changes for 2020
In February and March 2020, the Committee discussed, reviewed, and approved executive compensation matters for 2020. For 2020, the Committee retained the general structure and components of the 2019 executive compensation program, with a few modifications. Under the 2020 annual cash incentive program, the performance measures remained as goals for revenue and earnings before interest and taxes, each as adjusted. With respect to the annual equity awards, the Committee determined to grant PSUs that are based on ROIC of the Company for 2021 and have a subsequent approximately one-year vesting period, with settlement of any earned awards in March 2023. The Committee continued its practice of granting RSUs that vest over a three-year period as part of the annual equity grants to executive officers. In addition, the Committee also awarded PSUs that can be earned if and to the extent the combined adjusted EBITDA of three of its recent acquisitions, Curt Acquisition Holdings, Inc., Lewmar Marine Ltd., and Polyplastic Group B.V., exceeds a threshold amount over a one-year performance period of 2020, with vesting and settlement of any earned awards in March 2021.
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EXECUTIVE COMPENSATION

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
COMPENSATION COMMITTEE

Tracy D. Graham, Chairman Brendan J. Deely Virginia L. Henkels
The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.
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EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth the annual compensation awarded to or earned by our Named Executive Officers for the years ended December 31, 2019, 2018, and 2017:
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Jason D. Lippert President and Chief Executive Officer	2019	$1,004,250	$—	$7,567,765	$1,226,253	$297,369	$10,095,637
	2018	$975,000	$—	$4,544,581	$327,982	$145,132	$5,992,695
	2017	$975,000	$—	$7,183,896	$1,966,213	$138,324	$10,263,433
Brian M. Hall Executive Vice President and Chief Financial Officer	2019	$450,000	$—	$789,224	$274,739	$56,817	$1,570,780
	2018	$386,539	$—	$331,138	$43,731	$39,975	$801,383
	2017	$321,154	$—	$294,550	$551,253	$33,940	$1,200,897
Andrew J. Namenye(5) Executive Vice President, Chief Legal Officer, and Corporate Secretary	2019	$412,000	$—	$763,712	$207,581	$54,269	$1,437,562
	2018	$368,269	$215,673	$139,840	$109,327	$35,688	$868,797
Jamie M. Schnur Group President - Aftermarket	2019	$450,000	$200,000	$1,267,413	$305,266	$76,545	$2,299,224
	2018	$401,066	$—	$512,781	$84,098	$44,095	$1,042,040
	2017	$401,066	$—	$379,819	$1,432,427	$46,167	$2,259,479
Nick C. Fletcher Executive Vice President and Chief Human Resources Officer	2019	$400,000	$—	$542,318	$244,213	$57,699	$1,244,230
	2018	$358,517	$—	$116,604	$42,049	$42,619	$559,789
	2017	$358,517	$—	$275,808	$674,698	$41,891	$1,350,914
(1)
With respect to Mr. Namenye, the amount reported for 2018 represents a special bonus paid to Mr. Namenye in an amount equal to the excess of the 2018 cash bonus amount we agreed to pay Mr. Namenye as an inducement for him to join the Company, over the amount earned pursuant to the 2018 AIP. As calculated pursuant to the terms of the 2018 AIP, Mr. Namenye’s cash bonus would have been $109,327, which is reported in the “Non-Equity Incentive Plan Compensation” column for 2018. As a result, in March 2019, the Committee approved a special cash bonus payment to Mr. Namenye of the difference between those two amounts, or $215,673. With respect to Mr. Schnur, in March 2019, the Committee approved a special bonus to be paid to Mr. Schnur in 2019 in recognition of taking on additional responsibilities outside of his role.

(2)
The amounts in this column represent the aggregate grant date fair value of the stock awards granted in that year determined in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). For a discussion of assumptions made in determining the grant date fair value, see Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. The stock awards consist of: (i) with respect to 2019, annual awards of the 2019 PSUs (including both ROIC Units and Diversification Units), annual awards of RSUs and special awards of Extension RSUs in connection with each NEO's agreement to extend the time period of the restrictive covenants in his employment agreement by an additional 12 months; (ii) with respect to 2018, annual awards of PSUs subject to the Company’s ROIC performance (“ROIC PSUs”), EPS PSUs, and RSUs (except that Mr. Namenye only received RSUs and Mr. Fletcher only received ROIC PSUs); and (iii) with respect to 2017, DSUs, performance shares based on Adjusted EPS (“EPS Performance Shares”), and, for Mr. Lippert, performance shares based on ROIC.

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EXECUTIVE COMPENSATION

The amounts included in the table on page 32 for the annual equity awards that are subject to performance conditions represent the value at the grant date based on the probable outcome of the applicable performance conditions. The following table presents the grant date fair value of the performance-based stock awards included in the “Stock Awards” column and the grant date fair value of these awards assuming that the highest level of performance conditions would be achieved:
	2019 PSUs		2018 ROIC PSUs		2018 EPS PSUs		2017 EPS Performance Shares		2017 ROIC Performance Shares
Name	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)
Jason D. Lippert	$2,719,087	$5,438,174	$908,959	$3,635,835	$2,423,748	$3,635,835	$3,909,596	$3,909,596	$1,971,046	$3,900,000
Brian M. Hall	$313,768	$627,536	$125,941	$503,763	$137,506	$206,258	$221,776	$221,776	N/A	N/A
Andrew J. Namenye	$288,695	$577,389	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Jamie M. Schnur	$345,168	$690,336	$233,102	$932,407	$187,373	$281,059	$285,892	$285,892	N/A	N/A
Nick C. Fletcher	$160,047	$320,095	$116,604	$466,416	N/A	N/A	$207,637	$207,637	N/A	N/A
The following table presents the grant date fair value of the RSU and DSU awards included in the “Stock Awards” column:
Name	2019 Extension RSUs	2019 Annual RSUs	2018 RSUs	2017 DSUs
Jason D. Lippert	$2,376,809	$2,471,869	$1,211,874	$1,303,254
Brian M. Hall	$285,258	$190,198	$67,692	$72,774
Andrew J. Namenye	$300,051	$174,966	$139,840	N/A
Jamie M. Schnur	$713,066	$209,179	$92,307	$93,927
Nick C. Fletcher	$285,258	$97,013	N/A	$68,171
(3)
The amounts in this column represent: (i) for 2019, bonus payment amounts earned pursuant to the 2019 AIP; (ii) for 2018, bonus payment amounts earned pursuant to the 2018 AIP; and (iii) for 2017, bonus payment amounts earned pursuant to the 2017 Annual Incentive Program.

(4)	Amounts shown in this column include the following payments the Company made to or on behalf of our NEOs:
Name	Year	Dividend Equivalent Unit Value(A)	401(k) Matching Contribution	Health Insurance	Other Perquisites(B)	Total All Other Compensation
Jason D. Lippert	2019	$249,954	$11,200	$9,470	$26,745	$297,369
	2018	$101,562	$11,000	$11,495	$21,075	$145,132
	2017	$92,278	$10,800	$9,579	$25,667	$138,324
Brian M. Hall	2019	$26,067	$11,200	$9,470	$10,080	$56,817
	2018	$7,400	$11,000	$11,495	$10,080	$39,975
	2017	$4,159	$10,800	$5,944	$13,037	$33,940
Andrew J. Namenye	2019	$17,512	$11,200	$9,470	$16,087	$54,269
	2018	$3,125	$11,000	$11,495	$10,068	$35,688
Jamie M. Schnur	2019	$41,861	$11,200	$9,470	$14,014	$76,545
	2018	$11,460	$11,000	$11,495	$10,140	$44,095
	2017	$5,363	$10,800	$10,077	$19,927	$46,167
Nick C. Fletcher	2019	$17,912	$11,200	$5,717	$22,870	$57,699
	2018	$2,606	$11,000	$6,905	$22,108	$42,619
	2017	$1,285	$10,800	$10,077	$19,729	$41,891
(A)	Represents the dollar value of dividend equivalents credited on stock awards in the applicable year when those amounts were not factored into the grant date fair value of the award.
(B)	Other perquisites included automobile allowance and related expenses, costs of spousal travel for Company events, and long-term disability insurance.
(5)
Mr. Namenye joined the Company in September 2017. As permitted by the SEC, because 2018 was Mr. Namenye’s first year as a Named Executive Officer, the compensation paid to him prior to 2018 is not included in this table.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards Table
The following table summarizes the RSUs and PSUs granted to the NEOs in 2019:
GRANTS OF PLAN-BASED AWARDS IN 2019
	Grant Date	Date of Compensation Committee Approval	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(6)
Name			Threshold	Target	Maximum	Threshold	Target	Maximum
Jason D. Lippert	03/07/19	02/26/19				—	—	—	31,646(2)	$2,471,869
	03/07/19	02/26/19				—	—	—	30,429(3)	$2,376,809
	03/07/19	02/26/19				17,406(4)	34,811(4)	69,622(4)	—	$2,719,087
		02/26/19	$1,004,250	$2,008,500	$4,017,000
Brian M. Hall	03/07/19	02/26/19				—	—	—	2,435(2)	$190,198
	03/07/19	02/26/19				—	—	—	3,652(3)	$285,258
	03/07/19	02/26/19				2,009(4)	4,017(4)	8,034(4)	—	$313,768
		02/26/19	$225,000	$450,000	$900,000
Andrew J. Namenye	03/07/19	02/26/19				—	—	—	2,240(2)	$174,966
	10/08/19	02/26/19				—	—	—	3,382(5)	$300,051
	03/07/19	02/26/19				1,848(4)	3,696(4)	7,392(4)	—	$288,695
		02/26/19	$170,000	$340,000	$680,000
Jamie M. Schnur	03/07/19	02/26/19				—	—	—	2,678(2)	$209,179
	03/07/19	02/26/19				—	—	—	9,129(3)	$713,066
	03/07/19	02/26/19				2,210(4)	4,419(4)	8,838(4)	—	$345,168
		02/26/19	$250,000	$500,000	$1,000,000
Nick C. Fletcher	03/07/19	02/26/19				—	—	—	1,242(2)	$97,013
	03/07/19	02/26/19				—	—	—	3,652(3)	$285,258
	03/07/19	02/26/19				1,025(4)	2,049(4)	4,098(4)	—	$160,047
		02/26/19	$200,000	$400,000	$800,000
(1)
Amounts shown in this column represent the potential cash payout amounts under the 2019 AIP. The actual payout amounts related to 2019 performance are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

(2)	Represents the annual grant of RSUs, which vest ratably each year on the first through the third anniversaries of the respective grant date.
(3)	Represents the Extension RSUs, which vest ratably each year on the first through the third anniversaries of the respective grant date.
(4)
Represents the 2019 PSUs that will be earned depending on: (i) the level of achievement of ROIC-related performance goals for 2021 and (ii) the extent to which the Company’s revenues are diversified in 2021. The final number of shares earned (i) for the ROIC Units could be from 50% of target for performance at the threshold level up to 200% of target for maximum performance and (ii) for the Diversification Units could be from 0% of the earned ROIC Units for performance at or below the threshold level up to 20% of the earned ROIC Units for maximum performance. Earned PSUs will vest on the date the Committee certifies the performance results, which will be no later than March 10, 2022.

(5)	Represents Extension RSUs that vest over a three-year period, with one-third vesting on each of December 1, 2020, December 1, 2021, and December 1, 2022.
(6)
Amounts represent the grant date fair value of the awards determined in accordance with ASC718. For a discussion of assumptions made in determining the grant date fair value, see Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. Amounts related to PSUs represent the value at the grant date based upon the probable outcome of the performance conditions.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards
In February 2019, the Compensation Committee approved the 2019 AIP, under which participants could earn incentive compensation based on the level of achievement of certain financial performance measurements in 2019, which, for 2019, was based on goals for revenue and Adjusted EBIT. In February 2019, the Compensation Committee approved the grant of the 2019 PSUs and the annual RSUs under the 2018 Plan to the Named Executive Officers. The Compensation Committee also granted Extension RSUs under the 2018 Plan to Messrs. Lippert, Hall, Schnur, and Fletcher in March 2019 and to Mr. Namenye in October 2019. For additional information regarding the 2019 AIP and these equity awards, see “Compensation Discussion and Analysis - 2019 Executive Performance and Compensation.”
Equity Award and Incentive Plans
On May 18, 2011, our stockholders approved the 2011 Plan, and approved an amendment to the 2011 Plan on May 22, 2014. Executive officers and other employees of the Company and its subsidiaries and affiliates, and non-employee Directors, consultants, and others who provide substantial services to the Company and its subsidiaries and affiliates, were eligible to be granted awards under the 2011 Plan. Under the 2011 Plan, the Compensation Committee was authorized to grant stock options, including both incentive stock options and non-qualified stock options, stock appreciation rights, restricted stock, DSUs, performance-based awards, annual incentive awards, and related rights and interests.
On May 24, 2018, our stockholders approved the 2018 Plan, which provides that the number of shares of our Common Stock that may be the subject of awards and issued under the 2018 Plan is 1,500,000, plus shares subject to any awards outstanding as of May 24, 2018 under the 2011 Plan that subsequently expire, are forfeited or canceled, are settled for cash, are not issued in shares, or are tendered or withheld to pay the exercise price or satisfy any tax withholding obligations related to the award. Following our stockholders’ approval of the 2018 Plan, no further awards may be made under the 2011 Plan. Executive officers and other employees of the Company and its subsidiaries and affiliates, and non-employee Directors, consultants, and others who provide substantial services to the Company and its subsidiaries and affiliates, are eligible to be granted awards under the 2018 Plan. Under the 2018 Plan, the Compensation Committee is authorized to grant stock options, stock appreciation rights, restricted stock awards, stock unit awards, other stock-based awards, and cash incentive awards. There were 1,361,748 shares of our Common Stock available for future awards under the 2018 Plan as of December 31, 2019, which number is calculated using the target number of outstanding PSU awards.
2020 PROXY STATEMENT    35

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of Common Stock underlying outstanding unvested equity awards held by each NEO as of December 31, 2019:
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1)
Jason D. Lippert	02/24/17	4,270(2)	$457,445	—	$—
	03/01/18	8,042(3)	$861,539	—	$—
	03/01/18	3,382(4)	$362,314	—	$—
	03/07/19	32,552(5)	$3,487,296	—	$—
	03/07/19	31,300(5)	$3,353,169	—	$—
	03/07/19	—	$—	32,552(6)	$3,487,296
Brian M. Hall	02/24/17	241(2)	$25,818	—	$—
	03/01/18	449(3)	$48,101	—	$—
	03/01/18	469(4)	$50,244	—	$—
	03/07/19	2,505(5)	$268,361	—	$—
	03/07/19	3,757(5)	$402,487	—	$—
	03/07/19	—	$—	3,757(6)	$402,487
Andrew J. Namenye	03/01/18	927(3)	$99,310	—	$—
	03/07/19	2,304(5)	$246,828	—	$—
	03/07/19	—	$—	3,456(6)	$370,241
	10/08/19	3,403(7)	$364,563	—	$—
Jamie M. Schnur	02/24/17	308(2)	$32,996	—	$—
	03/01/18	613(3)	$65,671	—	$—
	03/01/18	867(4)	$92,882	—	$—
	03/07/19	2,755(5)	$295,143	—	$—
	03/07/19	9,390(5)	$1,005,951	—	$—
	03/07/19	—	$—	4,132(6)	$442,661
Nick C. Fletcher	02/24/17	225(2)	$24,104	—	$—
	03/01/18	434(4)	$46,494	—	$—
	03/07/19	1,278(5)	$136,912	—	$—
	03/07/19	3,756(5)	$402,380	—	$—
	03/07/19	—	$—	1,916(6)	$205,261
(1)	Market value determined based on the closing market price of our Common Stock on December 31, 2019 of $107.13 per share, multiplied by the number of underlying shares not yet vested.
(2)	Represents DSU awards, including dividends thereon, where applicable, that vest ratably each year on the first through the third anniversaries of the respective March 1st following the grant date.
(3)	Represents RSU awards, including dividends thereon, where applicable, that vest ratably each year on the first through the third anniversaries of the respective March 1st following the grant date.
(4)	Represents PSU awards, including dividends thereon, where applicable, that were earned based on achievement of ROIC-related performance conditions over 2018 and will vest on March 1, 2020.
(5)
Represents RSU awards, including dividends thereon, where applicable, that vest ratably each year on the first through the third anniversaries of the respective grant date. See “Executive Compensation - Compensation Discussion and Analysis - 2019 Executive Performance and Compensation.”

36    2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

(6)
Represents PSU awards, including dividends thereon, where applicable, that are earned based on achievement of ROIC and Diversification-related performance conditions over 2021 and vest on the date the Compensation Committee certifies the performance results, which will be no later than March 10, 2022. See “Executive Compensation - Compensation Discussion and Analysis - 2019 Executive Performance and Compensation.”

(7)
Represents RSU awards, including dividends thereon, where applicable, that vest ratably each year on December 1, 2020, December 1, 2021, and December 1, 2022. See “Executive Compensation - Compensation Discussion and Analysis - 2019 Executive Performance and Compensation.”

Option Exercises and Stock Vested
The following table presents the value realized by the NEOs on the vesting of DSUs and other stock-based awards in 2019. None of our NEOs holds any stock options, and therefore no stock options were exercised in 2019.
OPTION EXERCISES AND STOCK VESTED IN 2019
	Stock Awards
Name	Number of Shares Acquired On Vesting(1)	Value Realized on Vesting(2)
Jason D. Lippert	85,845	$7,129,434
Brian M. Hall	2,631	$224,418
Andrew J. Namenye	452	$37,394
Jamie M. Schnur	5,019	$429,930
Nick C. Fletcher	2,475	$211,141
(1)	Includes time-based DSUs, time-based RSUs, and performance stock awards which vested in 2019.
(2)	Value realized calculated by multiplying the number of shares vested by the average high/low price of our Common Stock as reported by the NYSE on the vesting date.
Non-Qualified Deferred Compensation
The Company maintains an Executive Non-Qualified Deferred Compensation Plan. The Company does not make any contributions to the Deferral Plan, but is responsible for certain costs of administration, which are not significant. Pursuant to the Deferral Plan, the NEOs are eligible to defer all or a portion of their earned base salary and incentive compensation. The Deferral Plan participant is fully vested in all deferred compensation and earnings credited to the participant’s account because the participant has made all the contributions. Pursuant to the Deferral Plan, payments to the participants will be made from the Company’s general unrestricted assets, and the obligations pursuant to the Deferral Plan are unfunded and unsecured.
The Deferral Plan participant’s account is deemed invested (but is not actually invested) among various deemed investment alternatives selected by the participant. The Company has elected to invest a portion of the compensation deferred by the participant in life insurance policies for the benefit of the Company. The investments within these life insurance policies track the deemed investments selected by the participant in order to generate the funds needed to make payments to the participants. The deemed investments selected by the participant determine the amount of earnings and losses that are credited to the participant’s account.
2020 PROXY STATEMENT    37

EXECUTIVE COMPENSATION

The following table summarizes activity in the Deferral Plan by those NEOs who participated in 2019:
NON-QUALIFIED DEFERRED COMPENSATION IN 2019
Name	Executive Contributions in 2019(1)	Aggregate Earnings in 2019(2)	Aggregate Withdrawals/ Distributions in 2019	Aggregate Balance at December 31, 2019(3)
Jason D. Lippert	$131,193	$1,667,769	$—	$9,912,125(4)
Brian M. Hall	$—	$67,258	$—	$389,040(5)
Andrew J. Namenye	$—	$—	$—	$—
Jamie M. Schnur	$—	$478,731	$(175,973)	$2,731,036(6)
Nick C. Fletcher	$—	$29,347	$—	$224,894(7)
(1)	The executive contributions in 2019 were withheld from each NEO's 2018 Non-Equity Incentive Plan Compensation in the Summary Compensation Table.
(2)	Amounts represent earnings or losses on the executives’ contributions and have not been included in the Summary Compensation Table.
(3)	Amounts reported in this column previously were reported as compensation to the NEO in the Summary Compensation Table for the previous years.
(4)	Includes cumulative contributions by the participant of $6,905,844, as well as cumulative earnings of $3,006,280.
(5)	Includes cumulative contributions by the participant of $330,752, as well as cumulative earnings of $58,288.
(6)	Includes cumulative contributions by the participant of $2,308,407, as well as cumulative earnings of $755,963, and cumulative withdrawals of $283,334.
(7)	Includes cumulative contributions by the participant of $202,410, as well as cumulative earnings of $22,484.
Potential Payments on Termination or Change-In-Control
Executive Employment Agreements
Each of the NEOs is party to an Executive Employment Agreement with the Company. The Executive Employment Agreements have an initial three-year term with automatic one-year renewals, and provide severance payments or other benefits under certain circumstances following termination.
In the event of a termination by the Company without cause (as defined in the agreement) or by the executive for good reason (as defined in the agreement), the executive (including each of the NEOs) would be entitled to: (i) an amount equivalent to two years of base salary (at the highest annualized rate in effect at any time within two years of the termination date), (ii) an amount equivalent to two times his or her average bonus during the prior three years (with the average capped at his or her then-current base salary), (iii) amounts payable under the then-current management incentive plan, (iv) accelerated vesting of time-based equity awards, (v) a lump sum amount equivalent to 12 months of COBRA premiums, and (vi) outplacement services for at least six months. The salary and bonus amounts would be paid out in equal weekly payments on the regular payroll cycle over the 24-month period following the termination.
In the event of a termination on account of death, the executive would be entitled to: (i) an amount equivalent to one year of base salary, (ii) incentive compensation (excluding equity awards) that the executive would have been entitled to receive at the end of the year, (iii) accelerated vesting of time-based equity awards, and (iv) performance stock awards remaining outstanding subject to their terms. The base salary portion would be paid out in equal weekly payments on the regular payroll cycle and incentive compensation would be calculated and paid in accordance with the terms of the applicable plan.
In the event of a termination on account of disability, the executive would be entitled to: (i) the difference between the executive’s base salary and the amount of disability payments received pursuant to disability insurance provided in accordance with the agreement, for a period of one year, (ii) incentive compensation (excluding equity awards) that the executive would have been entitled to receive at the end of the year, (iii) accelerated vesting of time-based equity awards, (iv) performance stock awards remaining outstanding subject to their terms, and (v) a lump sum amount equivalent to 12 months of COBRA premiums. The base salary portion would be paid out in equal weekly payments on the regular payroll cycle and incentive compensation would be calculated and paid in accordance with the terms of the applicable plan.
Executives must sign and not revoke a general release in favor of the Company in order to receive severance or disability amounts under the Executive Employment Agreements. The Executive Employment Agreements also include restrictive covenants with respect to non-competition and non-solicitation (the “Restrictive Covenants”) for a 24-month period following termination of employment (the “Restricted Period”) and with respect to confidentiality. In March 2019 and October 2019, Messrs. Lippert, Hall, Schnur, and Fletcher and Mr. Namenye, respectively, executed Extension Agreements that extended the Restricted Period applicable to the Restrictive Covenants for an additional 12-month period.
38    2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

The 2011 Plan and Award Agreements
The 2011 Plan and the related award agreements provide for accelerated vesting under certain circumstances. With respect to DSUs granted under the 2011 Plan, in the event of a termination of employment by the Company without cause, a termination by the executive for good reason, death, disability, or a change in control of the Company, all unvested DSUs would become fully vested.
With respect to RSUs granted under the 2011 Plan, which includes the RSUs granted to the NEOs in 2018, all unvested RSUs would become fully vested in the event of: (i) the executive’s death or disability; (ii) a termination of employment by the Company without cause or a termination by the executive for good reason; (iii) a change in control of the Company in which the surviving or successor entity does not continue, assume, or replace unvested RSUs; and (iv) a termination of employment by the Company without cause or a termination by the executive for good reason within 24 months after a change in control of the Company in which the surviving or successor entity continues, assumes, or replaces unvested RSUs.
With respect to PSUs granted under the 2011 Plan, which includes the PSUs granted to the NEOs in 2018, in the event of: (i) an executive’s death or disability, (a) if that event occurs before the last day of the performance period, the target number of PSUs, prorated, will be deemed earned and will fully vest, and (b) if that event occurs after the conclusion of the performance period, a number of PSUs based on the actual level of achievement of the performance goals will be deemed earned and will fully vest; (ii) a termination of employment by the Company without cause or a termination by the executive for good reason, if that event occurs after the conclusion of the performance period, a number of PSUs based on the actual level of achievement of the performance goals will be deemed earned and will fully vest; and (iii) a change in control of the Company in which the surviving or successor entity does not continue, assume, or replace unvested PSUs or a termination of employment by the Company without cause or a termination by the executive for good reason within 24 months after a change in control of the Company in which the surviving or successor entity continues, assumes, or replaces unvested PSUs, (a) if that event occurs before the last day of the performance period, the target number of PSUs, prorated, will be deemed earned and will fully vest, and (b) if that event occurs after the conclusion of the performance period, a number of PSUs based on the actual level of achievement of the performance goals will be deemed earned and will fully vest.
The 2018 Plan and Award Agreements
The 2018 Plan and the related award agreements provide for accelerated vesting under certain circumstances. With respect to RSUs granted under the 2018 Plan, which includes the RSUs granted to the NEOs in 2019, all unvested RSUs would become fully vested in the event of: (i) the executive’s death or disability; (ii) an approved retirement, a termination of employment by the Company without cause, or a termination by the executive for good reason, except for RSUs with respect to which less than one year has elapsed since the grant date; (iii) a change in control of the Company in which the surviving or successor entity does not continue, assume, or replace unvested RSUs; and (iv) a termination of employment by the Company without cause or a termination by the executive for good reason within 24 months after a change in control of the Company in which the surviving or successor entity continues, assumes, or replaces unvested RSUs.
With respect to the 2019 PSUs granted under the 2018 Plan, in the event of: (i) an executive’s death or disability, (a) if that event occurs before the last day of the performance period, the target number of ROIC Units, prorated, will be deemed earned and will fully vest, and (b) if that event occurs after the conclusion of the performance period, a number of 2019 PSUs based on the actual level of achievement of the performance goals will be deemed earned and will fully vest; (ii) an executive’s approved retirement, a termination of employment by the Company without cause, or a termination by the executive for good reason, if that event occurs after the conclusion of the performance period, a number of 2019 PSUs based on the actual level of achievement of the performance goals will be deemed earned and will fully vest; and (iii) a change in control of the Company in which the surviving or successor entity does not continue, assume, or replace unvested 2019 PSUs or a termination of employment by the Company without cause or a termination by the executive for good reason within 24 months after a change in control of the Company in which the surviving or successor entity continues, assumes, or replaces unvested 2019 PSUs, (a) if that event occurs before the last day of the performance period, the target number of ROIC Units, prorated, will be deemed earned and will fully vest, and (b) if that event occurs after the conclusion of the performance period, a number of 2019 PSUs based on the actual level of achievement of the performance goals will be deemed earned and will fully vest.
2020 PROXY STATEMENT    39

EXECUTIVE COMPENSATION

Potential Payments on Termination or Change-in-Control Table
The table below reflects the estimated value of compensation and benefits payable to each of the NEOs upon the occurrence of certain events. The amounts in the table are based on a hypothetical termination or change in control date of December 31, 2019.
Name / Benefit	Involuntary Termination Without Cause or for Good Reason	Involuntary Termination Due to Disability(2)	Involuntary Termination Due to Death	Change in Control	Change in Control; Awards not Assumed or Involuntary Termination Without Cause or for Good Reason Within 24 Months after a Change in Control(3)
Jason D. Lippert
Base salary	$2,008,500	$1,004,250	$1,004,250	$—	$—
Annual bonus	$2,008,500	$—	$—	$—	$—
Current AIP	$1,226,253	$1,226,253	$1,226,253	$—	$—
Other benefits	$56,068	$54,928	$54,928	$—	$—
Acceleration of unvested equity	$8,521,763	$9,651,842	$9,651,842	$457,445	$9,651,842
Total Benefits(1)	$ 13,821,084	$1 1,937,273	$ 11,937,273	$ 457,445	$ 9,651,842
Brian M. Hall
Base salary	$900,000	$450,000	$450,000	$—	$—
Annual bonus	$579,816	$—	$—	$—	$—
Current AIP	$274,739	$274,739	$274,739	$—	$—
Other benefits	$46,745	$46,625	$46,625	$—	$—
Acceleration of unvested equity	$795,012	$925,425	$925,425	$25,818	$925,425
Total Benefits(1)	$ 2,596,312	$ 1,696,789	$ 1,696,789	$ 25,818	$ 925,425
Andrew J. Namenye
Base salary	$824,000	$412,000	$412,000	$—	$—
Annual bonus	$532,581	$—	$—	$—	$—
Current AIP	$207,581	$207,581	$207,581	$—	$—
Other benefits	$49,743	$49,635	$49,635	$—	$—
Acceleration of unvested equity	$710,700	$830,686	$830,686	$—	$830,686
Total Benefits	$ 2,324,605	$ 1,499,902	$ 1,499,902	$—	$ 830,686
Jamie M. Schnur
Base salary	$900,000	$450,000	$450,000	$—	$—
Annual bonus	$900,000	$—	$—	$—	$—
Current AIP	$305,266	$305,266	$305,266	$—	$—
Other benefits	$49,702	$48,562	$48,562	$—	$—
Acceleration of unvested equity	$1,492,642	$1,636,089	$1,636,089	$32,996	$1,636,089
Total Benefits(1)	$ 3,647,610	$2,439,917	$2,439,917	$32,996	$ 1,636,089
Nick C. Fletcher
Base salary	$800,000	$400,000	$400,000	$—	$—
Annual bonus	$640,640	$—	$—	$—	$—
Current AIP	$244,213	$244,213	$244,213	$—	$—
Other benefits	$49,585	$49,069	$49,069	$—	$—
Acceleration of unvested equity	$609,891	$676,419	$676,419	$24,104	$676,419
Total Benefits(1)	$ 2,344,329	$ 1,369,701	$ 1,369,701	$ 24,104	$ 676,419
(1)
Deferred compensation balances are not included above as the Deferral Plan participant is fully vested in all deferred compensation and earnings credited to the participant’s account because the participant has made all the contributions. For additional information regarding the NEOs’ deferred compensation balances under the Deferral Plan, see the Non-Qualified Deferred Compensation Table.

(2)	Amounts payable by the Company will be reduced by the disability payments received by the executive.
(3)
Upon involuntary termination without cause or for good reason the NEO would also receive the base salary, annual bonus, current AIP, and other benefits as noted in the “Involuntary Termination Without Cause or for Good Reason” column.

40    2020 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information regarding outstanding grants and shares available for grant under our existing equity compensation plans, including the 2011 Plan and the 2018 Plan. All information is as of December 31, 2019.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders	522,865	$—	1,314,159
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	522,865	$—	1,314,159
(1)
Consists of DSUs, RSUs, and PSUs. The number of PSUs included in these amounts consists of (a) the actual number of PSUs earned for the completed performance periods of 2018 and 2018-2019, and (b) the maximum number of shares which the participant is eligible to receive if applicable performance metrics are fully achieved with respect to the 2019 PSUs. The actual number of shares that will be issued under the 2019 PSUs referenced in clause (b) depends on the performance over the applicable performance period.

(2)	DSUs, PSUs, and RSUs do not have an exercise price and, therefore, they have been excluded from the weighted average exercise price calculation in this column.
(3)
Pursuant to the 2018 Plan, which was approved by stockholders in May 2018, the Company may grant stock options, stock appreciation rights, restricted stock awards, stock unit awards, other stock-based awards, and cash incentive awards. Prior to the stockholders' approval of the 2018 Plan, the Company could grant equity-based awards, such as stock options, restricted stock, performance shares, and DSUs, pursuant to the 2011 Plan. No further awards may be made under the 2011 Plan. The number of PSUs included in the amounts in this column in the table removes from the number of securities remaining available for future issuance (a) the actual number of PSUs earned for the completed performance periods of 2018 and 2018-2019, and (b) the maximum number of shares which the participant is eligible to receive if applicable performance metrics are fully achieved with respect to the 2019 PSUs. If the target number of unearned PSU awards was used in this calculation, instead of the maximum number used in the table above, the number of shares available for grant of new awards under the 2018 Plan was 1,361,748 as of December 31, 2019. The 2011 Plan and the 2018 Plan are the Company’s only existing equity compensation plans.

2020 PROXY STATEMENT    41

CEO PAY RATIO

CEO PAY RATIO
We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Jason D. Lippert, our President and Chief Executive Officer (“CEO”):
For 2019, our last completed fiscal year:
•	the annual total compensation of our median employee was $54,823; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included on page 32 of this Proxy Statement, was $10,095,637.
Based on this information for fiscal year 2019, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 184:1. We used reasonable estimates in the methodology used to identify the median employee and calculate the annual total compensation of the median employee in a manner consistent with SEC rules and guidance. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.
As permitted under SEC rules, we are using the same median employee for our pay ratio disclosure for 2019 that we used for our pay ratio disclosure for 2018 and 2017 because we did not experience any change in our employee population compensation arrangements during 2019 that we reasonably believe would significantly impact our pay ratio disclosure.
We determined the median employee’s total compensation for 2019, including any perquisites and other benefits, in the same manner that we determine the total compensation of our NEOs for purposes of the Summary Compensation Table disclosed above. The elements included in the CEO’s total compensation are fully discussed above in the footnotes to the Summary Compensation Table.
42    2020 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS

TRANSACTIONS WITH RELATED PERSONS
The Company had over 10,000 employees as of December 31, 2019, and seeks to employ the most qualified candidates. The compensation of each of the following employees was established in accordance with the Company’s employment and compensation practices applicable to employees with equivalent qualifications, experience, and responsibilities.
During 2019, the Company employed Jason D. Lippert as President and Chief Executive Officer of the Company, who received total salary and incentive compensation of $10,095,637 (see “Executive Compensation - Summary Compensation Table”), and Lippert Components employed Jarod Lippert as Vice President of Marketing and Public Relations, who received total compensation of $414,698, and Jayde Lippert as Assistant General Manager, who received total compensation of $107,005. Jason D. Lippert, Jarod Lippert, and Jayde Lippert, brothers, have been employed by Lippert Components in excess of 25, 18, and five years, respectively.
As described earlier in this Proxy Statement, one of the Company’s customers, Barletta, is an entity that manufactures pontoon boats. The President and 38% owner of Barletta, William Fenech, is the brother of Ronald Fenech, one of our Directors. Ronald Fenech is also a co-owner of Barletta, holding a 38% ownership interest, and is a director of that entity. Between January 1, 2019 and March 25, 2020, Barletta paid the Company approximately $14,990,931 for the purchase of components. The Company anticipates that these purchases will continue during the remainder of 2020. The purchases by Barletta from the Company were, and future purchases will be, entered into in the ordinary course of business on an arm's length basis, and contained, and will contain, customary terms and conditions on substantially the same terms as comparable transactions with unrelated third parties.
In addition, one of our Directors, John A. Sirpilla, was the managing member and a 25% owner of Syndependent, LLC dba Consolidated Sales Solutions (“Syndependent”), an entity that is the agent of record with respect to the supplemental benefits arrangement for the Company’s employees that is provided by Unum Group (“Unum”). In connection with its services as agent of record, Syndependent receives commission payments from Unum from funds initially paid by the Company to Unum. Between January 1, 2019 and November 30, 2019, the amount of the commissions paid to Syndependent totaled approximately $152,908. While he was a 25% owner of Syndependent, Mr. Sirpilla personally received approximately 25% of the net income of Syndependent. The Company believes that the amounts of the commission payments to Syndependent were consistent with commission amounts in an arm’s length transaction and in comparable transactions with unrelated third parties. Effective November 14, 2019, Mr. Sirpilla terminated all relationships he had with Syndependent. As a result, Mr. Sirpilla no longer has any direct or indirect interest in Syndependent and no longer receives, directly or indirectly, any amounts related to Syndependent’s role as agent of record with respect to the Company’s supplemental benefits arrangement.
Approval of Certain Related Person Transactions
The Corporate Governance and Nominating Committee is charged with reviewing and approving or ratifying any transaction between the Company and a related person, which is required to be disclosed under the rules of the SEC. For purposes of this practice the terms “transaction” and “related person” have the meanings contained in Item 404 of Regulation S-K. In the course of its review and approval or ratification of a transaction, the Corporate Governance and Nominating Committee shall consider:
•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including without limitation, the amount and type of transaction;
•	the importance of the transaction to the related person;
•	the importance of the transaction to the Company;
•	whether the transaction would impair the judgment of a Director or executive officer to act in the best interest of the Company; and
•	any other matters the Committee deems appropriate, including any third-party fairness opinions or other expert review obtained by the Company in connection with the transaction.
Any Corporate Governance and Nominating Committee member who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting such approval or ratification, provided, however, that such Director may be counted in determining the presence of a quorum at a meeting of the Committee which considers the transaction.
Compensation Committee Interlocks and Insider Participation
During fiscal 2019, the Compensation Committee of our Board of Directors was comprised of Messrs. Deely, Graham, and O’Sullivan and Ms. Henkels (from January 1, 2019 through May 23, 2019) and Messrs. Graham and Deely and Ms. Henkels (from May 23, 2019 through December 31, 2019), all of whom are independent, outside Directors. No member of this Committee has had any relationship with our Company requiring disclosure in this Proxy Statement other than service as a Director. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee, and there are no “interlocks,” as defined by the SEC.
2020 PROXY STATEMENT    43

Proposal 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION
SEC rules require that the Company seek a non-binding advisory vote from its stockholders to approve the compensation of our NEOs as described in this Proxy Statement.
Our executive compensation policy is designed to enable the Company to attract, motivate, and retain highly qualified senior executives by providing a competitive compensation opportunity based significantly on performance. Our intent is to provide fair and equitable compensation in a way that rewards executives for achieving specified financial goals. Our performance-related awards are structured to link a substantial portion of our executives’ total potential compensation to the Company’s performance on both a long-term and short-term basis, to recognize individual contributions, as well as overall business results, and to align executive and stockholder interests. Accordingly, we reward performance in excess of pre-established targets of revenue, Adjusted EBIT, ROIC, and revenue diversification, and we avoid establishing goals that could divert our executives’ attention from the fundamentals of effective and efficient operations. A significant portion of the total compensation paid to our NEOs is in the form of long-term equity.
At the Annual Meeting of Stockholders held on May 23, 2019, our stockholders approved, in an advisory vote, the compensation paid to our NEOs for 2018. In the advisory vote, 94% of the votes cast voted in favor of the 2018 compensation. Although the vote was non-binding, the Compensation Committee reviewed the results of the vote and considered the high approval rate as an indication that our stockholders support the Company’s executive compensation philosophy and decisions.
We are requesting stockholder advisory approval of the compensation paid to our NEOs as described in this Proxy Statement, including the disclosures under “Executive Compensation - Compensation Discussion and Analysis,” the compensation tables, and the related information and discussion. The vote is intended to address the overall compensation paid to our NEOs and the policies and practices described in this Proxy Statement.
The vote is advisory and therefore not binding on the Company, the Compensation Committee, or the Board of Directors. However, we value the opinions of our stockholders, and we will carefully consider the outcome of the advisory vote on executive compensation when making future compensation decisions.
For the reasons stated, the Board of Directors recommends a vote FOR the following non-binding resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and related information and discussion, is hereby APPROVED.”
In connection with the stockholder preference expressed at the 2017 Annual Meeting, our Board of Directors has determined that stockholder advisory votes on executive compensation will occur on an annual basis. Therefore, the next advisory vote will occur at our 2020 Annual Meeting.
The Board of Directors recommends that you vote FOR adoption of the resolution approving the compensation paid to our NEOs as described in this Proxy Statement.
44    2020 PROXY STATEMENT

Proposal 3. RATIFICATION OF APPOINTMENT OF AUDITORS

Proposal 3. RATIFICATION OF APPOINTMENT OF AUDITORS
It is proposed the stockholders ratify the appointment by the Audit Committee of KPMG LLP (“KPMG”) as independent auditors for the purpose of auditing and reporting on the consolidated financial statements and internal control over financial reporting of the Company for the year ending December 31, 2020. KPMG is an independent registered public accounting firm. It is expected that a representative of that firm will be present at the Annual Meeting of Stockholders to be held on May 21, 2020 and will be afforded the opportunity to make a statement and respond to appropriate questions from stockholders present at the meeting.
If the holders of a majority in voting power of the outstanding shares of Common Stock which are present in person or by proxy at the meeting and entitled to vote thereon do not approve the proposal, the Audit Committee will reconsider its choice, taking into consideration the views of the stockholders, and may, but will not be required to, appoint a different independent registered public accounting firm.
Fees for Independent Auditors
The following is a summary of the fees billed to the Company by KPMG for professional services rendered for the fiscal years ended December 31, 2019 and 2018:
	2019	2018
Audit Fees:
Consists of fees billed for professional services rendered for the annual audit of the Company’s financial statements and for the reviews of the interim financial statements included in the Company’s Quarterly Reports	$1,464,000	$1,202,500
Audit-Related Fees:
Consists primarily of fees billed for transaction-related services	$ —	$ —
Tax Fees:
Consists of fees billed for tax planning and compliance, assistance with the preparation of tax returns, tax services rendered in connection with acquisitions made by the Company, and advice on other tax-related matters	$ —	$ —
All Other Fees:
Other Services	$ —	$ —
Total All Fees	$ 1,464,000	$ 1,202,500
As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditors’ independence. The Audit Committee does not delegate to Management its responsibilities to pre-approve services performed by the independent auditors. All services performed by KPMG were approved by the Audit Committee.
The Board of Directors recommends that you vote FOR ratification of the appointment of KPMG LLP as independent auditors for the year ending December 31, 2020.
2020 PROXY STATEMENT    45

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE
The Audit Committee serves as a representative of the Company’s Board of Directors, and is responsible for providing independent, objective oversight of the Company’s: (i) financial reporting processes and financial statements, (ii) compliance with legal and regulatory requirements, (iii) appointment and performance of the independent auditor, (iv) system of internal control, and (v) compliance with ethical standards. The Audit Committee operates under a written charter, a copy of which is available on the Company’s website at www.lci1.com/investors under “Governance.” The Audit Committee currently consists of Virginia L. Henkels (Chair), James F. Gero, Kieran M. O’Sullivan, and David A. Reed, each of whom satisfies the independence requirement of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and each of whom has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the SEC.
Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP, an independent registered public accounting firm acting as the Company’s independent auditor, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”), and to issue a report thereon. KPMG is also responsible for issuing a report on the effectiveness of the Company’s internal control over financial reporting. As set forth in its Charter, the Committee acts only in an oversight capacity and relies on the work and assurances of Management and other advisors retained by the Company, and KPMG’s opinion on the Company’s consolidated financial statements.
The Audit Committee has reviewed and discussed with Management and KPMG the Company’s audited financial statements for the year ended December 31, 2019. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed with Management their assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed and discussed with KPMG the consolidated financial statements, and KPMG’s evaluation of the Company’s internal control over financial reporting. The Audit Committee also discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In fulfilling the Audit Committee’s oversight responsibility of the external auditor, the Audit Committee reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance of the auditor, lead partner selection, and auditor tenure. The current lead audit partner for the Company has held that position since 2018. The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with KPMG their independence.
Based on the review and discussions referenced above, the Audit Committee recommended to the Board of Directors the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.
AUDIT COMMITTEE

Virginia L. Henkels, Chair James F. Gero Kieran M. O’Sullivan David A. Reed
The foregoing report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.
46    2020 PROXY STATEMENT

TRANSACTION OF OTHER BUSINESS

TRANSACTION OF OTHER BUSINESS
As of the date of this Proxy Statement, the only business which Management intends to present or knows that others will present at the Annual Meeting is that set forth herein. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the proxy solicited from holders of the Common Stock to vote the proxy on such matters in accordance with their judgment, subject to NYSE rules.
2020 PROXY STATEMENT    47

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING
In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the Annual Meeting to be held in 2021, the Company must receive the written proposal at its principal executive offices on or before December 7, 2020. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
Additionally, the Company’s bylaws establish an advance notice procedure relating to director nominations and stockholder proposals that are not submitted for inclusion in the Company’s Proxy Statement, but that the stockholder instead wishes to present directly at an annual meeting. To be properly brought before the Annual Meeting to be held in 2021, the stockholder must give timely written notice of the nomination or proposal to:
Secretary
LCI Industries
4100 Edison Lakes Parkway
Suite 210
Mishawaka, IN 46545
To be timely, a stockholder’s notice must be delivered not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. For the Annual Meeting to be held in 2021, such notice must be delivered no earlier than January 21, 2021 and no later than February 20, 2021. In the event that the date of the annual meeting is advanced by more than 30 or delayed by more than 70 days from such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the stockholder making the nomination or proposal. A copy of the Company’s bylaws, including the advance notice requirements, may be obtained upon request to the Company’s Secretary at the address noted above.
By Order of the Board of Directors

ANDREW J. NAMENYE Executive Vice President, Chief Legal Officer, and Corporate Secretary
April 6, 2020
48    2020 PROXY STATEMENT

Appendix A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
Under the Company's 2019 AIP approved by the Committee for the Company's senior officers, participants earn incentive compensation based on the results of Company financial performance measurements for the program year, which for 2019 was based on goals including Adjusted EBIT, a non-GAAP measure. The Company defines Adjusted EBIT as consolidated net income before interest and taxes (labeled “Operating profit” on the Company's Consolidated Statement of Income), as adjusted by the Committee for events that are unusual in nature or infrequently occurring, including without limitation a change in control, acquisitions, divestitures, restructuring activities, or asset write-downs, or for changes in applicable tax laws or accounting principles. In 2019, Adjusted EBIT was adjusted for certain merger and acquisition expenses and litigation expenses. Adjusted EBIT is not in accordance with, nor is it a substitute, for GAAP measures. The Company considers non-GAAP Adjusted EBIT as a profitability measure in evaluating and managing the Company's operations and in evaluating the performance of its senior officers. The determination of Adjusted EBIT may not be comparable to similarly titled measures used by other companies. A reconciliation of Adjusted EBIT to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, is provided below.
(in thousands)	Year Ended December 31, 2019
Net income, as reported GAAP	$146,509
Add back:
Provision for income taxes	44,905
Interest expense, net	8,796
Merger and acquisition expenses	4,997
Litigation expenses	1,045
Adjusted EBIT (non-GAAP)	$206,252
2020 PROXY STATEMENT    A-1

LCI INDUSTRIES

LCI INDUSTRIES
3501 COUNTY ROAD 6 EAST
ELKHART, IN 46514

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 20, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E99330-P32186

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LCI INDUSTRIES

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Against**	**Abstain**
1a. James F. Gero	☐	☐	☐
1b. Frank J. Crespo	☐	☐	☐
1c. Brendan J. Deely	☐	☐	☐
1d. Ronald J. Fenech	☐	☐	☐
1e. Tracy D. Graham	☐	☐	☐
1f. Virginia L. Henkels	☐	☐	☐
1g. Jason D. Lippert	☐	☐	☐
1h. Kieran M. O'Sullivan	☐	☐	☐
1i. David A. Reed	☐	☐	☐
1j. John A. Sirpilla	☐	☐	☐

Note: In their discretion, the persons named as proxies are authorized to vote on any other business that may properly come before the 2020 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]　Date

Signature (Joint Owners)　Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the Annual Report are available at www.proxyvote.com.

E99331-P32186

LCI INDUSTRIES
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2020

The stockholder(s) hereby appoint(s) Jason D. Lippert and Andrew J. Namenye, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of Common Stock of LCI Industries that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., Eastern Time, on May 21, 2020, at a corporate office of LCI Industries, at 4100 Edison Lakes Parkway, Mishawaka, IN 46545, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF THIS PROXY IS PROPERLY EXECUTED BUT NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3, AND UPON ALL OTHER MATTERS, THE PROXIES WILL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side